UNITED STATES
SECURITIES AND EXCHANGE COMMI
S
S
IO
N
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PROXY 2023 STATEMENT

Notice of 2023 Annual Meeting of Stockholders

Western Alliance Bancorporation®

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2023 Annual Meeting of Stockholders

DATE AND TIME	LOCATION	RECORD DATE

Wednesday, June 14, 2023 11:00 a.m., local time	One E. Washington Street Suite 1400 Phoenix, Arizona	April 17, 2023

Voting Matters and Board Recommendations			How to Vote

Proposal No.		Board Recommendation

Internet

by going to www.proxydocs.com/WAL and
following the online instructions. You will
need information from your Notice of
Internet Availability or proxy card, as
applicable, to submit your proxy.

Telephone

by calling 1-866-249-5139 and
following the voice prompts. You will need
information from your Notice of Internet
Availability or proxy card, as applicable, to
submit your proxy.

Mail

(if you request to receive your
proxy materials by mail):
by marking your vote on your proxy card,
signing your name exactly as it appears on
your proxy card, dating your proxy card, and
returning it in the envelope provided.

1.	Election of Directors. To elect thirteen directors to the Board of Directors for a one-year term (“Proposal No. 1” or “Election of Directors”)	“FOR”
2.	Advisory (Non-Binding) Vote on Executive Compensation. To approve, on a non-binding advisory basis, executive compensation (“Proposal No. 2” or “Say-on-Pay”)	“FOR”
3.	Ratification of Auditor. To ratify the appointment of RSM US LLP as the Company’s independent auditor for 2023 (“Proposal No. 3” or “Ratification of Auditor”)	“FOR”
4.

Equity Plan Amendment.

To approve the amendment and restatement of the 2005 Stock Incentive Plan to increase the number of shares of our common stock available for issuance thereunder (“Proposal No. 4” or “Equity Plan Amendment”)

“FOR”

By order of the Board of Directors,

Randall S. Theisen

Secretary

Phoenix, Arizona

April 27, 2023

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 14, 2023: This proxy statement, along with our annual report on Form 10-K for the fiscal year ended December 31, 2022, are available free of charge online at www.proxydocs.com/WAL. We first mailed the Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the internet to our stockholders on or about April 27, 2023.

WESTERN ALLIANCE

ABOUT US

ABOUT WESTERN ALLIANCE

With more than $65 billion in assets at fiscal year end 2022, Western Alliance Bancorporation (NYSE: WAL) (the “Company”) is one of the country’s top-performing bank holding companies. Major accolades include being ranked #1 top-performing large bank with assets greater than $50 billion in 2022 by both American Banker and Bank Director. Through its primary subsidiary, Western Alliance Bank, Member FDIC (the “Bank”), business clients benefit from a full spectrum of tailored banking solutions and outstanding service delivered by industry experts who put customers first. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands, including AmeriHome Mortgage, with offices in key markets nationwide.

KEY

  2022 Performance

Top-tier performance Net Income of $1,057.3M Pre-Provision Net Revenue** $1,384.2M 25.7% YoY Growth	Total Assets	Loan Growth	Deposit Growth
	$67.7B 21.0% YoY growth	$10.9B 27.9% YoY growth*	$6.0B 12.7% YoY growth

	Earnings	ROATCE**	Efficiency Ratio**
	13th consecutive year of rising earnings	25.4%	44.9%

	Record Net Revenues	ROAA	Earnings Per Share
	$2.5B	1.62%	$9.70 11.9% YoY growth

*	Net of Early Buyout Loans (“EBO”) with a $1.9B balance at December 31, 2022 transferred from Held for Sale (“HFS”) to Held for Investment (“HFI”) during 2022.

**

Non-GAAP financial measure: See “Non-GAAP Financial Measures” in Appendix B of this proxy statement for further information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            1

WESTERN ALLIANCE

ABOUT US

Balance Sheet and Capital*	Asset Quality*	Liquidity Access*

• Tangible Common Equity/ Total Assets of 6.5%** • Common Equity Tier 1 ratio of 9.3% • Tangible Book Value Per Share: $40.25 (6.4% YoY growth); grown by 411% over the past 10 years**

•  Strong risk management culture and framework established throughout organization

•  2022 Net Charge Offs of 0bps, compared to 6bps for peers***

•  Nonperforming assets of 14bps, 9bps below average of peers***

• Loan growth funded through long-term core deposits • $15.4B in unused borrowing capacity • $5.5B unpledged marketable securities

*	As of December 31, 2022.

**

Non-GAAP financial measure: See “Non-GAAP Financial Measures” in Appendix B of this proxy statement for further information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure.

***

Peers consist of 33 publicly traded banks headquartered in the U.S. with total assets between $25B and $150B, excluding target banks of pending acquisitions, as of December 31, 2022; source: S&P Global Market Intelligence.

STRATEGIC

  Objectives

•  Support clients and communities through the evolving operating environment.

•  Grow and support our people to contribute to client satisfaction and promote shareholder returns.

•  Promote disciplined and thoughtful loan growth with the goal of funding primarily through long-term core deposits.

•  Preserve limited risk profile of loan composition.

•  Maintain industry-leading operating efficiency.

•  Carefully manage our balance sheet with regard to asset sensitivity.

•  Support foundational risk management practices with our capital base, focused asset quality, and access to liquidity.

  Western Alliance: Stable. Reliable. Ready.

At year-end 2022, it would have been difficult to predict the turmoil that would impact the banking industry in March 2023, stemming from the failures of two specialized banks. Throughout this challenging period, Western Alliance Bank has remained on solid footing – ready and able to keep meeting the needs of clients nationwide. We continue to be a stable, reliable banking resource thanks to our deep, multi-faceted customer relationships, our diversified business model and our demonstrably strong asset quality.

Our long history of financial stability and responsible, cautious risk management contributed to the Company’s strong performance in 2022 and continues to serve us well as the industry continues to evolve.

2            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

WESTERN ALLIANCE

ABOUT US

STOCKHOLDER ENGAGEMENT

We maintain an ongoing, proactive outreach effort with our stockholders in a variety of ways. Throughout the year, our Investor Relations team and executive leaders regularly meet with current stockholders, prospective investors, and investment research analysts. These meetings often include our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), or line of business leaders to engage stockholders and solicit feedback on various topics relevant to the Company’s performance and strategy. Executive Management provided additional context on asset quality throughout 2022 given a more uncertain economic environment and heightened awareness of potential credit concerns in the banking industry. Additionally, we continued to provide insightful disclosures to address stockholder inquiries related to drivers of ongoing earnings growth, sources of deposit growth and loan originations, and our demonstrated, conservative credit culture.

During 2022, as part of a proactive stockholder engagement strategy, management dedicated time and resources to address inbound investor inquiries related to the rapidly rising interest rate environment and implications for our balance sheet. Additionally, management attended numerous investment analyst sponsored industry conferences and conducted several non-deal roadshows to meet with existing and prospective investors. Many of these shareholder engagements returned to an in-person format, which encouraged more thorough discussions with management. The feedback received from our stockholders is communicated to business leaders and the Board of Directors (the “Board” or “Board of Directors”), and helps inform our business decisions and strategy, when appropriate.

ENGAGEMENT

  Strategies

Who we engage: ∎ Institutional stockholders ∎ Retail stockholders ∎ Equity research analysts ∎ Proxy advisory firms ∎ Industry thought leaders ∎ Investment bankers	How we communicate: ∎ Proxy Statement ∎ Annual Report ∎ SEC Filings ∎ Press Releases ∎ Investor relations website ∎ Investor meetings ∎ 2022 Corporate Responsibility Report

2022 Engagements

∎  Met with stockholders and interested investors located across the country and internationally

∎  Attended 9 investor conferences

∎  Executive Management participated in 3 non-deal roadshows

∎  Ongoing communication with equity research analysts to expand coverage of Western Alliance

∎  Chief Executive Officer conducted the 2022 Annual Meeting of the Stockholders

Topics we discussed:

∎  Business strategy and execution of new loan and deposit initiatives

∎  Financial Performance

∎  Asset quality and risk oversight

∎  Credit quality trends

∎  Balance sheet sensitivity to interest rates

∎  Compensation & incentives

∎  ESG disclosures

∎  Board composition

∎  Ad hoc topics

How we engage:
∎ Stockholder engagement program ∎ Quarterly earnings calls ∎ Investor conferences ∎ Annual Stockholder Meeting

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            3

WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

The Company is committed to a multi-faceted approach to achieving business success and creating long-term stakeholder value. Our approach to environmental, social, and governance (“ESG”) practices reflects this commitment. In 2022, the Company made significant strides forward with respect to formalizing our ESG oversight, programming, and disclosure, culminating in the publication of our inaugural Corporate Responsibility Report, which is available in the Investor Relations, Corporate Responsibility section of our website.

ESG Program Oversight

Three Principles of ESG at Western Alliance

4            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

2022 Year in Review

Our Values Drive Us

Integrity

We expect everyone to apply high ethical standards and sound judgment in all we do.

Teamwork

We work together across departments, specialty areas and geographies in a productive, collaborative way that forwards the interests of clients and the bank.

Excellence

We strive to deliver strong performance and excellence in everything we undertake.

Creativity

We are all part of an environment that welcomes new ideas and prizes creative, strategic thinking to benefit customers and our commitment to relationship banking.

Passion

Our passion motivates us to overcome obstacles, think big and do more.

OUR CULTURE

People are the foundation of Western Alliance and we invest in their success. Our people are committed to our clients’ success and, by putting clients first, we create strong stockholder Performance. This leads to tremendous Possibilities to fuel client growth and support our communities, and in turn provide expanding opportunities to attract and retain our People.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            5

WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

OUR PEOPLE

Compensation Equity: Compa-Ratio Average	FEMALE	MALE	DIVERSE
Banking & Administrative Associates	99%	95%	99%
Senior Banking & Administrative Associates	98%	98%	98%
Professional Banking & Administrative Contributors	95%	99%	96%
Supervisors & Team Leads	91%	90%	90%
Senior Professional Banking & Administrative Contributors	95%	97%	97%
Senior Manager & Manager	97%	98%	98%
Director & Senior Director	100%	100%	97%
Executive Management	99%	102%	97%
GRAND TOTAL	96%	98%	97%

Compa-Ratio is the ratio of an employee’s base salary relative to the midpoint of their job profile. We analyze pay equity by considering compa-ratio and understanding why the compa-ratio for individual employees would differ, such as years of experience or performance. The above table shows the average compa-ratio by management level for female employees, male employees and ethnically diverse employees.

Competitive Benefits		Professional Development
Paid Leave for Expecting Mothers 16 weeks*	Paid Holidays 12	Turnover Rate 17%**	Employee Career Development Courses Completed 14,718

Our people also enjoy: Generous Vacation Policy • 8 Sick Days New Parent Flex Time • Paid New Parent Leave 100% 401k Match of the First 5%		We seek to source openings at all levels from the promotion of internal candidates through succession planning. Developing our people is our priority.

*	Comprised of 14 weeks Pregnancy Disability Leave + 2 weeks New Parent Leave (available to all new parents).
**	Excludes the impact of reduction in workforce at AmeriHome during the period. If reduction in workforce is included, turnover rate in 2022 was 24%.

6            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

OUR BOARD

Board Refreshment and Diversity	Board Best Practices	Board and Committee Meetings in Fiscal 2022

Diverse Directors and Director Nominees: Juan Figuereo Marianne Boyd Johnson Mary Tuuk Kuras Sung Won Sohn, Ph.D.	Our Leadership: Kenneth A. Vecchione President and Chief Executive Officer Bruce D. Beach Board Chair	Committee Meetings: Audit – 11 Governance – 7 Compensation – 8 Risk – 7 Finance and Investment – 5

Evaluating and Improving Board Performance	Aligning Director and Stockholder Interest

Board Orientation Yes	Director Stock Ownership Guidelines Yes

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            7

WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

OUR COMMUNITY

At Western Alliance, we seek to use our capabilities, reach and resources to make a lasting difference. We measure success not only in financial terms but also in community impact. We are committed to investing in the economic health and wellbeing of our communities, and we believe that supporting healthy, vibrant communities is a shared responsibility. In 2022, the Company continued to invest in the regions where we do business, seeking out opportunities to help low- to moderate- income communities prosper.

Affordable Housing

•  Financed community development loans totaling $144.5 million that provided 625 affordable units for low to moderate income households.

•  Invested $407.2 million in affordable housing investments resulting in 1,800 affordable housing units.

•  Invested $9 million in Community Development Financial Institutions.

•  Assisted 89 families with $2 million in down payment assistance grants for home ownership by participating in the Federal Home Loan Bank Affordable Housing Programs.

•  Provided 3,662 community service hours assisting first time homeowners who are eligible to receive down payment assistance through the FHLB Affordable Housing Programs.

Small Business Support and Job Creation

•  The Bank made 2,724 small business loans totaling $318.9 million.

•  Financed SBA loans totaling $117.3 million that created/retained 673 jobs.

•  Invested in a SBIC fund totaling $3 million.

Financial Education Support

•  Invested $32.4 million in Municipal Bonds that primarily support Title 1 schools.

•  Financed $161,000 in community development loans supporting Title 1 schools that primarily serve low to moderate income students.

•  Provided $216,000 to an organization that provided financial literacy training to 5,388 students in Title 1 schools.

•  Contributed $817,000 to Title 1 schools and organizations that provide tuition assistance for low to moderate income students.

•  Contributed $143,050 to organizations that provide financial literacy to Title 1 schools.

•  Contributed $506,648 to organizations that provide workforce development.

•  Provided Individual Development Accounts to 263 low to moderate income students that are saving for college. The majority of the students are first generation minorities and are seeking a STEM degree.

Community Service

•  Employees participated on the Board of Directors of 105 different organizations that provide community development services for low to moderate income individuals.

•  Provided $355,134 in grants to organizations that provide food, shelter, healthcare and programs for low-to-moderate income individuals.

•  Financed community development loans totaling $32.7 million to community-based organizations that provide community services for low to moderate income individuals.

8            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD OVERVIEW

PROXY STATEMENT

This proxy statement is being provided to stockholders of Western Alliance Bancorporation (“Company”) for solicitation of proxies on behalf of the Board of Directors of the Company (“Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Company’s headquarters at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, at 11:00 a.m., local time, on Wednesday, June 14, 2023, and any and all adjournments thereof.

Corporate Governance

Our Board of Directors is responsible for ensuring effective governance over the Company’s affairs. The Company has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents are available in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Board Overview

Combining Refreshment and Retention

The director nomination process reflects our continued growth as a Company, and our focus on having a Board composed of directors who actively contribute to the evolving needs of the Company, while maintaining the invaluable institutional knowledge brought by more tenured directors. The Company’s Corporate Governance Guidelines limit directors’ service on outside public company boards to no more than three except where a director is an executive officer of another public company, in which case the limit is no more than two public companies. Our Director Nominees exhibit the following diverse characteristics:

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            1

CORPORATE GOVERNANCE

BOARD OVERVIEW

The Right Skills for our Board

As a part of the Board evaluation and director selection processes, the Nominating, Corporate Governance, and Social Responsibility Committee (the “Governance Committee”) maintains a Director Skills and Traits Matrix (the “Skills Matrix”) (described further in the “Director Selection Process” section of this proxy statement). The Governance Committee and the Board believe that the director nominees for 2023 provide the Company with the right mix of skills and experience necessary for an optimally functioning Board.

Highlighted Categories of Particular Qualifications and Experience in our Director Nominees

Risk Management & Controls

Experience or expertise in assessing and managing business and financial risk factors, including enterprise-wide risk management and the implementation of controls to mitigate risk within the business.

Banking/Financial Services Industry

Experience in or with the financial services industry, particularly in the areas of commercial banking or residential mortgage lending, and proven knowledge of key customers and/or associated risks.

Public Company Governance

Experience serving on a public board or professional experience in the corporate governance field, with gained knowledge of corporate governance matters, policies, and best practices.

Leadership Experience

Current or former member of executive leadership managing business operations and strategic planning, including experience interacting with challenging issues presented from the complexity of the business and its regulatory landscape.

Compensation and Management Development Experience in senior executive development, succession planning and compensation matters.
Technology/InfoSec Experience with or oversight of innovative technology, cybersecurity, information systems/data management, fintech or privacy.

2            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD OVERVIEW

Board Qualifications and Experience Matrix

The below matrix highlights the specific skills and qualifications trusted on most by the Board, and the absence of a designation does not mean a director does not possess that skill or qualification. Each director nominee offers unique viewpoints and experiences to meet the evolving needs of the Company which are not all reflected in the following chart.

Qualifications and Experience

*	Diversity Characteristics based on gender and ethnic diversity information self-identified by each director to the Company.

Footnotes:

1.	Independent pursuant to applicable New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) regulations, as determined by the Governance Committee.

2.

Corporate Strategy: Experience in establishing short- and long-term corporate strategy, including experience in identifying and executing on merger and acquisition opportunities, and managing capital and liquidity through private equity raises or capital market transactions.

3.

Leadership of Complex, Multinational, or Highly Regulated Business: Current or former member of executive leadership managing business operations and strategic planning, including experience interacting with challenging issues presented from the complexity of the business and its regulatory landscape.

4.

Risk Management & Controls: Experience or expertise in assessing and managing business and financial risk factors, including enterprise-wide risk management and the implementation of controls to mitigate risk within the business.

5.

Banking/ Financial Services Industry: Experience in or with the financial services industry, particularly in the areas of commercial banking or residential mortgage lending, and proven knowledge of key customers and/or associated risks.

6.	Technology/InfoSec: Experience with or oversight of innovative technology, cybersecurity, information systems/data management, fintech or privacy.

7.

Public Company Governance: Experience serving on a board of directors of a public company or professional experience in the corporate governance field, with gained knowledge of corporate governance matters, policies, and best practices regarding public companies.

8.	Chief Executive Officer Experience: Current or former CEO of publicly held or large private corporation.

9.	Compensation and Management Development: Experience in senior executive development, succession planning and compensation matters.

10.	Finance & Accounting: Knowledge of or experience in accounting, financial reporting or auditing processes and standards.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            3

CORPORATE GOVERNANCE

DIRECTOR SELECTION PROCESS

Director Selection Process

One of the primary responsibilities of the Governance Committee is to assist the Board of Directors in identifying and reviewing the qualifications of directors and potential directors of the Company. The Board of Directors and the Governance Committee periodically review the appropriate size, composition, skills, and diversity of the Board of Directors. In considering candidates for the Board of Directors, the Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Governance Committee-recommended nominee.

The Governance Committee is guided by the following basic selection criteria for all director nominees:

•  Whether the nominee has the financial acumen or other professional, educational or business experience relevant to an understanding of the Company’s business, such as experience in a regulated industry or a publicly held company;

• Whether the nominee would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE or applicable law;

• Whether the nominee meets the independence requirements of the SEC and listing standards of the NYSE;

•  The nominee’s character and integrity, experience and understanding of strategy and policy-setting, reputation for working constructively with others and sufficient time to devote to matters of the Board of Directors;

• Whether the nominee possesses a willingness to challenge and stimulate management and the ability to work as part of a team in a highly regulated environment;

•  Whether the nominee assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, ethnicity, place of residence and specialized experience; and

• Whether the nominee, by virtue of particular technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a director;	• The nominee’s educational, business, non-profit or professional acumen and experience.

The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Governance Committee has adopted the Skills Matrix outlining what it believes to be the key areas of expertise needed from Board members and identifying how each member contributes to the Board’s overall skillset. A summary of the Skills Matrix can be found on page 3. This practice allows the Governance Committee to assess opportunities to improve the Board’s diversity based on each member’s personal factors and professional characteristics. The Governance Committee also considers a candidate’s independence (as defined under applicable NYSE and SEC regulations), presence of any conflicts of interest, and time commitment. Using this methodology, the Governance Committee is dedicated to enhancing the skills and talent of its Board by identifying specific areas for improvement, thereby prioritizing the pool of persons considered for new Board positions.

4            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

DIRECTOR SELECTION PROCESS

IDENTIFYING DIRECTOR NOMINEES

1 ASSESS COMPOSITION AND DETERMINE PRIORITIES

Together with the Board, the Governance Committee remains committed to director refreshment, enhancing the skillset of the Board, and considering directors who bring important traits and perspectives to the board room. The Governance Committee continuously seeks out candidates who will contribute to the Board’s skillset and diversity. Due to the Company’s growth objectives, the Committee prioritized expertise in risk management and banking/financial services industry experience as skills that would contribute to the board’s overall composition and strategic leadership.

2 IDENTIFYING A POTENTIAL CANDIDATE

The Governance Committee considered several qualified candidates with diverse backgrounds and skills over the past year. The Committee sought out the diverse pool of candidates using multiple sources, including engaging a third-party search firm to identify potential directors and receiving input from existing directors and stakeholders. The Governance Committee evaluated candidates based on its set priorities, and the candidates’ qualifications, independence, diversity, biographical information, and references. A dynamic slate of candidates were invited to interview with the Governance Committee and select members of management.

The Governance Committee selected two candidates in December 2022 that it believed represented multi-faceted experience in the areas of risk management and controls, technology, payments experience, and board level strategy. The Board accepted these recommendations and appointed Messrs. Kevin Blakely and Paul Galant as directors to serve until the Annual Meeting. The Governance Committee continued its efforts to refresh the Board into 2023, culminating with the selection of two additional candidates in April 2023 that represent notable financial services experience and risk management expertise and made further recommendations to the Board. The Board accepted these additional recommendations and appointed Ms. Kuras to the Board in April 2023 to serve until the Annual Meeting, and nominated both, Ms. Kuras and Mr. Meola, for a full term beginning in June 2023.

3 INTRODUCING OUR NEW DIRECTORS SINCE THE 2022 ANNUAL MEETING OF THE STOCKHOLDERS
Kevin M. Blakely Senior Advisor Oliver Wyman, Inc. Mary Tuuk Kuras Chief Executive Officer MTK Practical Leadership	Paul S. Galant Operating Partner Churchill Capital/M. Klein and Company Anthony Meola Principal West Coast Advisory LLC

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            5

CORPORATE GOVERNANCE

DIRECTOR SELECTION PROCESS

Stockholder Recommendations for Nominees

Although the Governance Committee has no formal policy with respect to the consideration of director candidates recommended by stockholders, it will consider nominees for directors recommended by stockholders. A stockholder wishing to recommend a director candidate for consideration by the Governance Committee should send such recommendation to the Company’s Corporate Secretary at the address shown on the cover of this proxy statement, who will then forward it to the Governance Committee. Any such recommendation should include the following minimum information for each director nominee: full name, address and telephone number, age, a description of the candidate’s qualifications for service on the Board of Directors (such as principal occupation and directorships on publicly-held companies during the past five years), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and the number of shares of Company common stock owned, if any.

A stockholder who wishes to nominate an individual as a director candidate at the Annual Meeting, rather than recommend the individual to the Governance Committee as a nominee, must comply with certain advance notice requirements. See “Stockholder Proposals for the 2024 Annual Meeting” on page 81 for more information on these procedures.

Other than Mr. Meola, all the nominees standing for election to the Company’s Board of Directors at this year’s Annual Meeting are current directors. Mr. Meola was recommended by the Governance Committee to be a nominee. The Governance Committee and the Board of Directors believe that all of the nominees satisfy the above-described director standards. Accordingly, all of such nominees were approved for election by the Board of Directors, based in part on the recommendation of the Governance Committee. With respect to this year’s Annual Meeting, no nominations for directors were received from stockholders.

6            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

Board Leadership Structure

The Company’s governing documents enable the Board of Directors to determine the appropriate Board leadership structure for the Company and allow the roles of Chair of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs in light of the dynamic environment in which it operates, changes in governance needs and practices, growth and other developments with respect to its operations, and the Board’s assessment of the Company’s leadership from time to time.

While the Board of Directors does not have a definitive policy on whether the role of the Chair and the CEO should be separate and may modify the structure as it deems appropriate from time to time, at this time the Board determined that a separation of the Chair role from the CEO role is in the best interest of the Company. In maintaining the separation of the roles of CEO and Chair, the Board determined that a separate chairperson at this time could more effectively lead the Board in evaluating the performance of management, including the CEO, guide the Board through appropriate governance processes, and lead the Board in managing and responding to the current economic and political environment. Under the Company’s Bylaws, the Chair of the Board is a discretionary position whose sole stated duty is to preside at meetings of the Board and meetings of stockholders, as well as to perform such other duties as assigned to him by the Board, including but not limited to: assist with setting the Board agenda, lead the Board in evaluating the CEO, and reviewing Board candidates. The independent directors agreed that having an independent director serve as Chair at this time reinforces their objectivity.

The Board has determined that Bruce D. Beach is independent within the meaning of the director independence standards set forth by the NYSE and subject to his re-election, has been re-appointed to serve as the Board’s Chair for the 2023-2024 director term. Prior to becoming Chair in 2022, Mr. Beach served as the Company’s Lead Independent Director since 2010 and has substantial management experience and financial expertise.

Board Composition

The Company’s Bylaws provide that the Board of Directors will consist of not less than eight or more than seventeen directors. The Board of Directors from time to time may fix the number of directors within these limits. While the Bylaws allow for seventeen directors, at this time, the Governance Committee considers eleven to fourteen directors to be the appropriate size for the Company’s Board of Directors. Adriane McFetridge and Michael Patriarca are not standing for re-election to the Board of Directors at the Company’s 2023 Annual Meeting, and Patricia Arvielo left the Board for personal reasons in April 2023. The Board of Directors has nominated Mr. Blakely, Mr. Galant, Mr. Meola, and Ms. Kuras, in addition to the nine directors standing for re-election. Accordingly, effective as of the date of the Annual Meeting, the Board of Directors will set the number of directors at thirteen. At the Annual Meeting, the directors will be elected to serve for one-year terms.

Information regarding each of the Company’s director nominees is set forth below. All ages are provided as of December 31, 2022.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            7

CORPORATE GOVERNANCE

BOARD COMPOSITION

Information as to Director Nominees

The Board of Directors has nominated the individuals listed below to be elected as directors at the Annual Meeting. See “Proposal No. 1 Election of Directors” on page 34. Each of the Company’s current directors also serves as a director of the Company’s wholly owned bank subsidiary, Western Alliance Bank. In connection with his or her election to the Company’s Board of Directors, these nominees will also be elected to the board of Western Alliance Bank.

BRUCE D. BEACH, C.P.A.
SENIOR ADVISOR BeachFleischman PC Age: 73 Director since: 2005 Board Chair: 2022 Audit Committee Financial Expert	Committee Membership: • Audit Committee • Governance Committee

Qualifications:

•	Financial expert with over 45 years of experience in public accounting.
•	Business leader with extensive management experience, including 24 years as a CEO of a large private corporation.
•	Co-founder of one of the largest locally owned Certified Public Accounting (“CPA”) firms in Arizona.

Biographical Information:

•	Senior Advisor, BeachFleischman PC, an accounting and business advisory firm in Southern Arizona, since January 2022.
•	Chairman, BeachFleischman PC, from May 1991-2021.
•	Chief Executive Officer, BeachFleischman PC, from 1991 to 2015.
•	Board member, Arizona State Board of Accountancy, since his gubernatorial appointment in July 2018.
•	Former Chairman and board member, Southern Arizona Leadership Council.
•	Former Chairman, Vice-Chairman, and Audit Committee Chairman, Carondelet Health Network, one of the largest hospital systems in Southern Arizona.

Education:

•	B.S., Accounting, University of Arizona
•	M.B.A., University of Arizona

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CORPORATE GOVERNANCE

BOARD COMPOSITION

KEVIN M. BLAKELY
SENIOR ADVISOR Oliver Wyman, Inc. Age: 71 Director since: 2022	Committee Membership: • Audit Committee • Risk Committee

Qualifications:

•	Served almost 20 years at the Office of the Comptroller of the Currency as a bank regulator.
•	Over 30 years in the banking industry in the capacity of executive leadership and through board service.
•	Former senior advisor at a large public audit firm.
•	Deep understanding of corporate management as a senior adviser at Oliver Wyman, and prior board experience.

Biographical Information:

•	Senior Advisor and Member of Advisory Board, Oliver Wyman, Inc., a leading international management consulting firm, from 2015 to 2016 and 2019 to present.
•	Director, Chair of the Compliance Committee; member of Risk Committee and Chairman’s Committee, HSBC North American Holdings, from 2013 to 2021.
•	Director, Chair of the Audit Committee and member of the Nominating and Governance Committee, Navigant Consulting, Inc., from 2016 to 2019.
•	Senior Advisor, Deloitte, providing consultative services to global financial services clients, from 2012 to 2015.
•	Senior Executive Vice President and Chief Risk Officer, Huntington Bancshares, Inc., from 2009 to 2012.
•	Board Director (1995-2005), Industry Chair (1999-2000); Chair, Regulatory Relations Committee; President and Chief Executive Officer, Risk Management Association, from 2007 to 2009.
•	Executive Vice President, Chief Risk Officer, Head of Risk Review, KeyCorp, established KeyCorp’s first enterprise-wide risk management function, from 1990 to 2007.
•	Deputy Comptroller for Special Supervision, Office of the Comptroller of the Currency, from 1973 to 1990.

Education:

•	B.S., Southern Illinois University
•	M.B.A., Case Western Reserve University

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CORPORATE GOVERNANCE

BOARD COMPOSITION

JUAN FIGUEREO, C.P.A.
VENTURE PARTNER Ocean Azul Partners Age: 67 Director since: 2020 Audit Committee Financial Expert	Committee Membership: • Audit Committee (Chair) • Finance and Investment Committee

Qualifications:

•	Extensive executive management experience, including service as the Chief Financial Officer of several publicly traded companies.
•	Public company board experience, including serving as the Audit and Risk Management Committee Chair of two other publicly listed companies.
•	Proven driver of strategic direction and growth throughout his career in finance and accounting.
•	Former Senior Audit Manager at a large public audit firm.

Biographical Information:

•	Venture Partner, Ocean Azul Partners, an early-stage investment fund based in Florida, since 2018.
•	Board Member and Chair of the Audit Committee, Diversey Holdings, Ltd., since March 2021.
•	Board Member and Chair of the Audit Committee, Deckers Outdoor Corporation, since March 2020.
•	Board Member, Florida International University Foundation, since 2015.
•	Board Member and Chair of the Audit and Risk Management Committee, PVH Corp. Inc., from 2011 through 2020.
•	Executive Vice President & Chief Financial Officer, Revlon, Inc., from April 2016 to June 2017.
•	Executive Vice President & Chief Financial Officer, NII Holdings, Inc., from 2012 to 2015. NII Holdings, Inc. filed for bankruptcy protection in New York, New York on September 15, 2014.
•	Executive Vice President & Chief Financial Officer, Newell Brands, from 2009 to 2012.
•	Executive Vice President & Chief Financial Officer, Cott Corporation Inc., from 2007 to 2009.
•	Vice President Mergers & Acquisitions, Wal-Mart International, from 2003 to 2007.
•

Vice President and Managing Director, Frito Lay Dominicana, from 2000 to 2003, prior to which Mr. Figuereo served as Vice President, Business Integration of Frito Lay Europe, from 1999-2000, and Vice President and Chief Financial Officer of Frito Lay South Europe, from 1997-1999.

•

Vice President & Chief Financial Officer, Pepsi-Cola Bottling, from 1996 to 1997, prior to which Mr. Figuereo served as Vice President and Chief Financial Officer of Pepsi-Cola Latin America, from 1994-1996, at which time he also served as a Board Member for Grupo Embotelladoras Unidas (BMV: CULTIBAB) and Buenos Aires Embotelladoras (Formerly NYSE: BAE). Mr. Figuereo also served in several other key accounting and finance positions for Pepsi-Cola, from 1988-1994.

•	Senior Audit Manager, Arthur Andersen & Company, from 1981 to 1988.

Education:

•	B.B.A., Public Accounting, Florida International University

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CORPORATE GOVERNANCE

BOARD COMPOSITION

PAUL S. GALANT
OPERATING PARTNER Churchill Capital/M. Klein and Company Age: 54 Director since: 2022	Committee Membership: • Compensation Committee • Finance and Investment Committee

Qualifications:

•	Extensive prior executive leadership roles at various companies, including as chief executive officer of Brightstar and Verifone.
•	Notable financial regulatory experience, having served as Chairman and Member of the Payments Risk Committee of the Federal Reserve Bank of New York City.
•	Considerable experience in complex financial services and general banking experience.

Biographical Information:

•	Operating Partner, Churchill Capital/M. Klein and Company, from 2020 to present.
•	Member of the Board of Directors, CompoSecure, from 2022 to present.
•	Member of the Board of Directors, Vivint, from 2015 to 2023.
•	Senior Advisor, McKinsey & Company, from 2019-2020.
•	Chief Executive Officer and Member of the Board of Directors, Brightstar; Operating Partner, SoftBank, from 2018 to 2019.
•	Chief Executive Officer and Member of the Board of Directors, Verifone, from 2013 to 2018.
•	Chief Executive Officer, Citi Enterprise Payments, from 2010 to 2013.
•	Chief Executive Officer, Citibank NA & International Credit Cards and Merchant Acquiring, from 2009 to 2010.
•	Chief Executive Officer, Citi Global Transaction Services, from 2007 to 2009.
•	Federal Reserve Bank of New York, Chairman and Member of the Payments Risk Committee, from 2006 to 2013.
•	Chairman and Member of the Banking Payments Committee, The US Clearinghouse, from 2006 to 2013.
•	Chief Executive Officer, Citi Cash Management, from 2002 to 2007.
•	Global Head of eCommerce and Market Data Strategy, Citi, from 2000 to 2002.
•	Global Head of DLJ eCommerce, Financial Engineering, from 1997 to 2000.
•	Global Head of Financial Engineering, Smith Barney, from 1995 to 1997.
•	Head of Financial Engineering, Credit Suisse First Boston, from 1990 to 1995.

Education:

•	B.S. Economics, Cornell University

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CORPORATE GOVERNANCE

BOARD COMPOSITION

HOWARD GOULD
FORMER VICE CHAIRMAN CCFW, Inc. dba Carpenter & Company Age: 73 Director since: 2015	Committee Membership: • Risk Committee (Chair) • Governance Committee

Qualifications:

•	Experience in management at large financial institutions.
•	Understanding of bank regulatory framework as a former Commissioner of California’s bank regulatory agency.
•	Knowledge of risk management within the banking industry, including the risks presented by the information security landscape.

Biographical Information:

•	Vice Chairman, Carpenter and Company and Managing Partner, Carpenter Community BancFunds from 2005 until its dissolution in 2019.
•	Director, Bridge Capital Holdings, from 2009 until it merged into Western Alliance Bank in June of 2015.
•	California Commissioner of Financial Institutions under Governor Arnold Schwarzenegger from 2004 to 2005.
•	Vice Chairman, Bank of the West, from 2002 to 2003.
•	Vice Chairman and Chief Operating Officer, United California Bank, from 1992 until its acquisition by Bank of the West.
•	Managing Partner, The Secura Group, a nationwide financial services consultancy, prior to 1992.
•	Superintendent of Banks for the State of California under Governor George Deukmejian from 1983 to 1989.
•	Retail Banking, Bank of America, prior to 1983.
•	Statewide Corporate Public Affairs, Wells Fargo Bank, prior to 1983.

Education:

•	B.S., Business Administration, San Jose State University
•	M.B.A., California State University

MARIANNE BOYD JOHNSON
CO-EXECUTIVE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND CHIEF DIVERSITY OFFICER Boyd Gaming Corporation Age: 64 Director since: 1995 (founding)	Committee Membership: • Compensation Committee • Governance Committee

Qualifications:

•	Executive experience in the highly regulated gaming industry.
•	Considerable public company experience, and bank board experience.
•	Experience in developing and promoting diversity and inclusion programs.

Biographical Information:

•	Board Member, Boyd Gaming Corporation, since 1992.
•

Co-Executive Chairman, Executive Vice President and Chief Diversity Officer, Boyd Gaming Corporation, since February 2001, with the position of Chief Diversity Officer added in 2019, Executive Vice President in 2008, and Co-Executive Chairman in 2021, prior to which she served as Vice Chairman.

•	Senior Vice President, Boyd Gaming Corporation, from December 2001 until December 2007. Ms. Johnson has served Boyd Gaming since 1977 in a variety of capacities, including sales and marketing.
•	Director, Nevada Community Bank until its sale to First Security Bank (Wells Fargo) in 1993.

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BOARD COMPOSITION

MARY TUUK KURAS
CHIEF EXECUTIVE OFFICER MTK Practical Leadership Age: 58 Director since: 2023	Committee Membership: • Finance and Investment Committee • Risk Committee

Qualifications:

•	Considerable experience in the financial services sector; including expertise in enterprise risk management, compliance, and strategic planning.
•	Experienced in executive leadership, including with financial institutions.
•	Diverse skillset developed from prior executive roles in financial services, retail industries, and the performing arts.
•	Deep understanding of corporate governance and prior public company board experience.

Biographical Information:

•	CEO, MTK Practical Leadership, since January 2023.
•	Director, Audit Committee and Nominating and Corporate Governance Committee member, UFP Industries, since 2014.
•	President and Chief Executive Officer, Grand Rapids Symphony, from 2019 to 2022.
•	Director, Audit Committee Chair, United Bank of Michigan, from 2019 to 2023.
•	Senior Vice President, Properties and Real Estate, from 2018 to 2019; Chief Compliance Officer, from 2015 to 2019, Meijer, Inc.
•

Held several senior-level roles at Fifth Third Bancorp., including: Executive Vice President, Corporate Services, and Board Secretary, from 2013 to 2015; Executive Vice President, President of Western Michigan affiliate, from 2011 to 2013; Executive Vice President and Chief Risk Officer, responsible for enterprise risk management strategy, programs and policies, during and through the 2008 financial crisis, from 2007 to 2011; Senior Vice President and Senior Director of Security Risk Services, responsible for continuity management, information security, and risk management, from 2007; Senior Vice President and Chief Operational and Compliance Officer, responsible for company’s bank regulatory compliance functions, among other responsibilities, from 2003 to 2007; Affiliate Senior Vice President and Secretary, from 2001 to 2003.

•	Senior Vice President, Secretary and Legal Coordinator, Old Kent Financial Corporation, from 1996 to 2001.
•	Associate, Chapman and Cutler LLP, from 1990 to 1996.

Education:

•	B.A., Calvin University
•	J.D. and M.B.A., Indiana University

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CORPORATE GOVERNANCE

BOARD COMPOSITION

ROBERT LATTA
SENIOR OF COUNSEL Wilson Sonsini Goodrich & Rosati, PC Age: 68 Director since: 2015	Committee Membership: • Audit Committee • Compensation Committee (Chair)

Qualifications:

•	Public company board and audit committee experience.
•	Broad background in corporate and transactional matters, including company formations, venture capital financings, public offerings, and mergers and acquisitions.
•	In depth exposure to technology companies.
•	Significant corporate finance and corporate governance experience.

Biographical Information:

•

Senior Of Counsel, Wilson Sonsini Goodrich & Rosati, one of the nation’s leading technology and growth business law firms, since 2020, prior to which he served as a Senior Partner, and where he has worked since 1979 and has served as a member of various firm management committees.

•	Director, Bridge Capital Holdings, from 2004 until it merged into the Company in June of 2015.

Education:

•	B.A., Economics, Stanford University
•	J.D., Stanford University

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BOARD COMPOSITION

ANTHONY MEOLA
FOUNDER AND PRINCIPAL West Coast Advisory, LLC Age: 66 Director since: 2023	Committee Membership:* • Finance and Investment Committee • Risk Committee

Qualifications:

•	Business leader and financial services executive with over 30 years of experience in business strategy transformation, operations, and organizational growth.
•	Has held prominent leadership roles across leading financial institutions, including Bank of America, Washington Mutual, PNC Bank, and Citibank.
•	Served on several advisory boards, including Freddie Mac and Fannie Mae, in addition to the Housing Policy Round table and Five Star Institute.

Biographical Information:

•	Founder and Principal, West Coast Advisory, LLC, an advisory services and executive coaching firm, since 2019.
•

Enterprise Shared Services Executive, responsible for global anti-money laundering operations across all Consumer Banking, Markets and Business Banking, from 2015 to 2018; U.S. Consumer Operations Executive, responsible for collections, fraud, product delivery, customer service, and mortgage servicing, from 2011 to 2015, Bank of America.

•

Chief Executive Officer of Saxon Mortgage Services (prior to its sale), responsible for leading and directing the formulation of business strategy related to the U.S. residential mortgage business, from 2008 to 2011; Chief Operating Officer – U.S. Residential Business, from 2007 to 2008, Morgan Stanley.

•	Executive Vice President, Home Lending, New Century Financial Corporation, from 2006 to 2007.
•

Executive Vice President, Home Lending, from 2003 to 2006; Executive Vice President, Service Delivery, from 2002 to 2004; Executive Vice President, Loan Servicing, from 2000 to 2002, Washington Mutual.

•	Executive Vice President, Production, from 1997 to 1999; Senior Vice President, National Operations & Technology, from 1994 to 1997, PNC Bank.
•	Senior Vice President, Mortgage Operations, from 1991 to 1994; Chief Financial Officer, from 1986 to 1990, Citicorp Mortgage Inc.

Education:

•	B.S., Accounting, Rutgers, The State University of New Jersey

*	Subject to Mr. Meola’s election

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CORPORATE GOVERNANCE

BOARD COMPOSITION

BRYAN SEGEDI, C.P.A.
BOARD MEMBER Conway Mackenzie Age: 63 Director since: 2020	Committee Membership: • Compensation Committee • Governance Committee

Qualifications

•	Over 30 years in public accounting at a big four firm, with senior positions held both domestically and globally.
•	Executive management experience of a global enterprise where he led the largest service line thereof consisting of over 77,000 professionals with $12 billion in revenue.
•	Private board experience, with expertise implementing strategic and growth initiatives.

Biographical Information

•	Board Member, Conway Mackenzie, since 2018.
•	Executive in Residence, Arizona State University, since 2015.
•	Vice Chair of the Board of Trustees, Alma College, since 2015.
•

Deputy Global Vice Chair, Ernst & Young, LLP, from 2012 to 2015, prior to which Mr. Segedi served as Advisory Global Markets Leader from 2010-2012, as Americas Vice Chair from 2006-2010, as Vice Chair, North Central Region from 2000-2006, and in various other leadership positions having initially joined the firm in 1982.

•	Internal Auditor, First National Bank of Chicago, from 1981 to 1982.

Education:

•	B.A., Business Administration, Alma College
•	M.B.A., Management, Northwestern University

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BOARD COMPOSITION

DONALD SNYDER
Retired Business Executive and Community Leader Age: 75 Director since: 1997 (founding)	Committee Membership: • Governance Committee (Chair) • Compensation Committee

Qualifications

•	Experience serving on boards of numerous industry and community organizations.
•	Understanding of the Company’s business, history and organization.
•	Extensive leadership skills, banking and regulatory expertise and management experience.

Biographical Information

•

Director, Compensation Committee Chairman, Corporate Governance and Nominating Committee Member, Tutor Perini Corporation, a large United States Contractor, publicly traded on the NYSE, from 2008 through May 2019.

•

Governance Committee Chairman, and Compensation Committee Member, Switch, Inc., a publicly traded data center developer and operator, up until its acquisition in 2022. Mr. Snyder has also acted as Lead Independent Director for Switch from 2017 to 2022.

•

Dean, William F. Harrah College of Hotel Administration at the University of Nevada Las Vegas from June 2010 to June 2013; Executive Dean for Strategic Development, from June 2013 to January 2014; President, from February 2014 to January 2015; Presidential Advisor for Strategic Initiatives, from January 2015 to January 2016; and Presidential Advisor in a voluntary capacity for University of Nevada Las Vegas until 2019.

•	Chairman, The Smith Center for the Performing Arts.
•	Director, NV Energy, from 2005 to 2013.
•	President, Boyd Gaming Corporation, from January 1997 to March 2005, having joined the company’s board of directors in April 1996 and its management team in July 1996.
•	Co-Founder, Western Alliance Bancorporation, through the establishment of Bank of Nevada, the Company’s first bank subsidiary (f/k/a BankWest Nevada).
•	President and CEO, Fremont Street Experience LLC, a private/public partnership formed to develop and operate a major redevelopment project in Downtown Las Vegas, from 1992 to July 1996.
•

Chairman of the board of directors and CEO, First Interstate Bank of Nevada, then Nevada’s largest full-service bank, from 1987 to 1991. During his 22 years with First Interstate Bank from 1969 to 1991, Mr. Snyder served in various management positions in retail and corporate banking, as well as international and real estate banking.

Education:

•	B.S. Business Administration, University of Wyoming
•	Graduate School of Credit & Financial Management, Stanford University

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CORPORATE GOVERNANCE

BOARD COMPOSITION

SUNG WON SOHN, PH.D.
PROFESSOR OF FINANCE & ECONOMICS Loyola Marymount University Age: 78 Director since: 2010	Committee Membership: • Finance and Investment Committee (Chair) • Risk Committee

Qualifications

•	Economic forecasting experience and abilities.
•	Management experience in the banking industry, including at one of the largest banks in the country.
•	Knowledge of the Southern California market.

Biographical Information

•	Professor of Finance & Economics, Loyola Marymount University, since 2019.
•	Commissioner, Los Angeles City Employees Retirement System (LACERS) Board of Administration.
•	Board Member, National Association of Corporate Directors Southern California.
•	Former Smith Professor of Economics and Finance, California State University.
•	Former Vice Chairman, Forever 21, a multi-national retailer.
•	President and Chief Executive Officer of Hanmi Financial Corporation, a commercial bank in Los Angeles, California, from 2005 to 2007.
•	Executive Vice President and Chief Economic Officer, Wells Fargo Bank, from 1998 to 2005.
•	Senior Economist, the President’s Council of Economic Advisors in the White House, prior to 1974.
•	Tenured Professor, Pennsylvania State University System, prior to his time at the White House.
•	Author of two books, Global Financial Crisis and Exit Strategy and The New Economy.
•

Prior Board Member, Port of Los Angeles, First California Bank, Foreign Affairs Council of Los Angeles, Children’s Bureau of Los Angeles, Ministers Mutual Life Insurance Company, L.A. Music Center (Performing Arts), Park Nicollet Health Services, The Blake School, Minnesota Community College System, North Memorial Medical Center, Harvard Business School Association of Minnesota, and the American Heart Association of Minnesota.

Education:

•	B.S., Economics, University of Florida
•	Master’s Degree in Economics, Wayne State University
•	Ph.D. in Economics, University of Pittsburgh
•	Professional Master’s Degree, Harvard Business School
•	Real Estate Finance Certificate, MIT

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BOARD COMPOSITION

KENNETH A. VECCHIONE
PRESIDENT & CHIEF EXECUTIVE OFFICER Western Alliance Bancorporation Age: 68 Director since: 2007	Committee Membership: Finance and Investment Committee

Qualifications

•	Extensive public company, corporate strategy, and leadership experience.
•	Proven executive with strong day to day knowledge of the Company.
•	Impressively diverse banking and financial institution background.
•	Board experience at both public and private companies.
•	Expertise and deep understanding of the current trends and regulatory issues within the financial services industry, with an understanding of risk management priorities.

Biographical Information

•	Chief Executive Officer, Western Alliance Bancorporation, since April 2018; President in 2017-2018 and again in 2019.
•	President, Chief Executive Officer, and Director, Encore Capital Group (“Encore”), starting in April 2013, adding the position of Chief Executive Officer as of June 2013 through June 2017.
•	Chairman, Cabot Credit Management, Encore’s largest majority owned international subsidiary, during his time with Encore.
•	Chairman of Western Alliance Bank, from January 2014 to December 2015.
•	President and Chief Operating Officer, Western Alliance Bancorporation, from April 2010 to April 2013.
•	Board Member, Federal Home Loan Bank of San Francisco, from 2012 to 2013.
•	Director and Audit Committee Chairman, International Securities Exchange, from 2007 to June 2016.
•	Director and Audit Committee Chairman, Affinion Group, until January 2011.
•	Chief Financial Officer, Apollo Global Management, LLC, from 2007 to 2010.
•	Vice Chairman and Chief Financial Officer and multiple other positions, MBNA Corporation, from 1998 to 2006, with three years in the above listed titles.
•	Executive Vice President and Chief Financial Officer, AT&T Universal Card Services, from 1997 to 1998.
•	Chief Financial Officer, Citicorp Credit Services, from 1990 to 1994.
•	Current Board Member of the Phoenix Symphony.
•	Served on a number of private and public boards, including as Chair of the Audit Committee of ISE and the Affinion Group.

Education:

•	B.S., Accounting, State University of New York at Albany

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CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

Director Independence

The Company’s common stock is traded on the NYSE. The NYSE’s rules require that a majority of directors of NYSE-listed companies be “independent.” For a director to be “independent” under the NYSE’s rules, the Board of Directors must affirmatively determine that the director has no material relationship with the Company, including its subsidiaries, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company, and a director must satisfy all categorical standards relating to independence, as set forth in Section 303A of the NYSE Listed Company Manual.

Of the 13 persons nominated for election to the Board of Directors, the Board of Directors affirmatively determined 12 to be independent under NYSE standards. The Board of Directors based these determinations primarily on the recommendations of the Governance Committee, which performed a detailed review of the Company’s internal records and the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with such directors. As part of its review, the Governance Committee considered, among other things, the nature and extent of each director’s business relationships and transactions with the Company, its subsidiaries, and its executive officers and their affiliated business entities, including personal investment activities, professional services, involvement in charitable or non-profit organizations, and those relationships and transactions described in each of the “Certain Transactions with Related Parties” and the “Certain Business Relationships” sections herein, located on pages 64-65.

Based on these factors, the Board of Directors determined that Mr. Vecchione is not independent because he serves as an executive officer of the Company, and, during her time on the Board, Ms. Arvielo was not independent due to certain business transactions between the Company and NAF in 2022, as further described in “Certain Transactions with Related Parties” on page 64.

Meetings of the Board of Directors

The Board of Directors held seven meetings in 2022. Each current director attended at least 75% of the meetings of the Board of Directors and meetings of committees on which he or she served in 2022. The Company invites and encourages all of its directors to attend the Company’s annual meetings of stockholders, and all of the current directors attended the 2022 annual meeting of stockholders.

Executive sessions of non-management/independent directors (consisting of all directors other than Mr. Vecchione and Ms. Arvielo) were periodically scheduled and held during the Company’s quarterly Board of Directors meetings.

Board Role in Risk Oversight

Under the Company’s governance structure and applicable law, the Board of Directors is ultimately responsible for overseeing the Company’s risk management processes and sets the tone for a strong risk-aware culture. The Company has adopted a three lines of defense risk management model, and the Board has distributed certain oversight responsibilities to its committees in keeping with its obligation to oversee and monitor the three lines of defense.

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CORPORATE GOVERNANCE

BOARD ROLE IN RISK OVERSIGHT

FIRST LINE

Who are the Key Players?

- The First Line of Defense consists of business units and departments that engage in revenue generating activities, provide operational support or services to another unit/department, deliver services to Company customers, or provide technology services to a unit/department.

What are they Responsible for?

- First Line management is responsible for self-identifying, measuring, and effectively managing the risks associated with their activities and are also responsible for ensuring that related controls are operating effectively (i.e., addressing control deficiencies).

What is the Reporting and Oversight?

- The First Line is primarily evaluated by the full Board. The Company's executive officers make reports to the Board regarding the risks within their areas of responsibility. The Board holds senior management accountable for assessing and managing material risks associated with the Company's activities.

SECOND LINE

Who are the Key Players?

- The Second Line of Defense consists of risk management and compliance functions that are independent of the First Line and are responsible for overseeing, measuring, and reporting the Company's material risks.

What are they Responsible for?

- Identifying, measuring, monitoring, current and emerging risks;
- Developing and maintaining enterprise-wide standards for risk identification and measurement practices;
- Providing credible challenge to the First Line's risk identification, measurement, and management; and
- Providing effective reporting to senior management and the Board on all material current and emerging risks facing the Company.

What is the Reporting and Oversight?

- The Board has assigned primary oversight for the Second Line to the Directors' Risk Committee (the "Risk Committee"), including credit, concentration, operational, market and information technology risks, among others. The Risk Committee is also responsible for compliance oversight, except where responsibility for compliance with particular laws and regulations have been specifically assigned to a different Board Committee.
- The Risk Committee assists the Board of Directors and acts as a resource to management, including the Company's Enterprise Risk Management Committee ("ERMC").
- The Risk Committee reports regularly to the Board of Directors regarding material matters discussed at meetings of the Risk Committee and their current status.

THIRD LINE

Who are the Key Players?

- Third Line of Defense is the Company's internal audit department.

What are they Responsible for?

- The internal audit department performs independent testing of the effectiveness of the Company's system of internal controls as well as the Enterprise Risk Management Framework ("ERM Framework").

What is the Reporting and Oversight?

- Primary oversight of the Third Line is assigned to the Audit Committee, which is tasked with oversight of the Company's audit function and financial reporting.
- The Audit Committee oversees the evaluation of the adequacy of the Company's internal controls and its major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee, along with all the Board Committees, regularly reports to the full Board on its risk management activities.

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CORPORATE GOVERNANCE

BOARD ROLE IN RISK OVERSIGHT

Management Accountability for Effective Risk Management:

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BOARD ROLE IN RISK OVERSIGHT

Cyber risk:

The Risk Committee and the ORMC are primarily responsible for monitoring management’s implementation of operations and technology risk controls, including cyber security and information security. The Company maintains a robust data protection and information security program. The primary goal of the program is to maintain cybersecurity defenses whose capabilities are within the upper quartile of our peers. The Company uses industry standards from the National Institute of Standards and Technology for cybersecurity, the Federal Financial Institutions Examination Council’s examination guidelines, Control Objectives for Information and Related Technologies and the Information Technology Infrastructure Library frameworks, and privacy laws to guide us in consistently meeting legal and regulatory requirements.

Information Security is the responsibility of directors, officers, employees and agents of the Company. Critical to maintaining an effective cyber defense is our investment in people, which begins by developing and maintaining a robust Information Security function within the First Line. This responsibility is enforced for every employee with mandatory interactive cyber awareness training, periodic newsletters, executive security briefs and updates. Additionally, the Risk Committee is informed about cybersecurity and the relevant risks posed to the Company via regular updates from the Company’s Chief Information Security Officer.

Non-Employee Director Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines because it believes that it is important to the Company’s future success that executive officers and directors own and hold a minimum number of shares of common stock of the Company in order to further align their interests and actions with the interests of the Company’s stockholders. The Stock Ownership Guidelines require non-employee directors to own a minimum number of shares of the Company’s common stock, with a value at least equal to five times such director’s annual cash compensation as reported in the Company’s most recent proxy statement, based on a rolling six-month average of the Company’s share price. The Stock Ownership Guidelines provide for a transition period of five years during which new directors must achieve full compliance with these requirements. The Stock Ownership Guidelines are administered and enforced by the Governance Committee, and compliance is monitored and reported to the Governance Committee by the Company’s General Counsel. Each current director is in full compliance with these requirements. Stock Ownership Guidelines for the Company’s executive officers can be found on page 49.

The Company understands that hedging and significant amounts of pledging of Company stock by directors and executive officers may skew the alignment of the interests between Company insiders and Company stockholders. Therefore, the Stock Ownership Guidelines specifically prohibit any hedging or pledging of Company stock held by directors and executive officers. Notwithstanding the foregoing, certain limited exceptions for pledging exist, including (a) shares of Company common stock held in a margin account or pledged as collateral for a loan prior to July 30, 2019, or (b) where the executive or director demonstrates the financial capacity to repay the loans without resorting to the pledged stock, such exception to be granted at the sole discretion of the Governance Committee. Any pledged shares are excluded from required ownership levels and are subject to both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged.

Communication with the Board of Directors and its Committees

Any stockholder or other interested person may communicate with the Board of Directors, a specified director (including the Chair), the non-management directors as a group, or a committee of the Board of Directors by directing correspondence to their attention, in care of the Corporate Secretary, Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Anyone who wishes to communicate with a specific director, the non-management directors only or a specific committee should send instructions asking that the material be forwarded to the appropriate director, group of directors or committee chairman. The Corporate Secretary may sort or summarize any communications as appropriate. Communications that are personal in nature, contain commercial solicitations or complaints, or are otherwise incoherent or obscene, will not be communicated to our Board of Directors or any committee thereof.

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CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Committees of the Board of Directors

The Company’s Board of Directors has five standing committees:

•	Audit Committee

•	Compensation Committee

•	Governance Committee
•	Finance and Investment Committee

•	Risk Committee

Information with respect to each of these committees is set forth below.

The Company may appoint additional, or modify existing, committees of the Board of Directors in the future, including ad hoc committees to address items requiring special attention, such as potential merger or acquisition opportunities, and for purposes of complying with all applicable corporate governance rules of the NYSE. Membership information and charter documents for each of the Company’s five committees listed above are available in the Investor Relations section of the Company’s website at www.westernalliancebancorporation.com. For printed copies of the charters, send a request to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Board Committee and Membership	Primary Responsibilities

Audit Committee

Mr. Figuereo, Financial Expert, Chair

Mr. Beach, Financial Expert

Mr. Blakely

Mr. Latta

Mr. Patriarca*

All Independent

All Financially Literate

11 Meetings during 2022

* Not standing for re-election at the Annual Meeting.

•  Serve as an independent and objective body and to otherwise assist the Board of Directors in its oversight of (a) the qualifications, independence and performance of the registered public accounting firm employed by the Company, (b) the performance of the Company’s internal audit function, (c) the integrity of the Company’s financial statements, its related accounting and financial reporting processes and internal controls over financial reporting, and (d) the Company’s compliance with regulatory, legal and ethical requirements;

•  Be directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm employed by the Company, or other firm, for the purpose of preparing or issuing an audit report or related work;

•  Pre-approve all auditing services and non-audit services provided to the Company by the independent registered public accounting firm;

•  Prepare, or direct to be prepared, and review the report required by the proxy rules of the SEC to be included in the Company’s annual proxy statement;

•  Support an open avenue of communication among the independent registered public accounting firm, financial and senior management, internal audit, and the Board of Directors;

•  Be directly responsible for the hiring, annual performance evaluation, compensation and oversight of the Chief Audit Executive (“CAE”);

•  Support the stature and independence of internal audit by meeting directly with the CAE regarding the internal audit function, organizational concerns, and industry concerns;

•  Review and approve internal audit’s budget, resource plan, activities and organizational structure relative to the Company’s asset size and complexity, the pace of technological and other changes and the achievement of the annual internal audit plan;

•  Oversee the third line of defense in the Company’s Three Lines of Defense Model;

•  Review the status of actions recommended by internal audit and the independent registered public accounting firm to remediate and resolve material or persistent deficiencies identified by those groups and findings identified by regulators;

•  Oversee the Company’s compliance with the rules and regulations related to the preparation and presentation of financial statements; and

•  Provide regular reports to the Board of Directors of the Company and its bank subsidiary.

24            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Compensation Committee Mr. Latta, Chair Ms. Johnson Mr. Segedi Mr. Snyder Mr. Galant All Independent 8 Meetings during 2022

•  Annually review and approve corporate goals and objectives relevant to the CEO’s compensation, assist the Lead Independent Director/Chair in the Board of Directors’ evaluation of the CEO’s and Executive Chair’s performance in light of those goals and objectives, and recommend compensation levels for the CEO to the full Board of Directors;

•  Engage and terminate, at the Compensation Committee’s sole authority and discretion, outside consultants to study and make recommendations regarding director or executive compensation matters, and the sole authority to approve their fees and other retention terms;

•  At least annually, review and approve compensation of executive officers, including cash-based and equity awards, which may include consideration of the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) and the executive officers’ employment, severance, and other supplemental compensation arrangements;

•  Administer the Company’s executive incentive compensation plans and equity-based plans;

•  Assess the desirability of, and review and recommend to the Board for approval, new executive incentive compensation plans and all equity-based incentive plans, significant amendments to those plans, and any increase in shares reserved for issuance under existing equity based plans;

•  Review and make recommendations on an annual basis to the independent directors of the Board with respect to the compensation of directors;

•  Annually prepare and issue a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, and review and approve all other sections of the proxy statement relating to director and executive compensation, in accordance with applicable rules and regulations;

•  Review and discuss with management the Compensation Discussion and Analysis (the “CD&A”) required by the rules and regulations of the SEC to be included in the Company’s proxy statement and annual report on Form 10-K and determine whether or not to recommend to the Board that the CD&A be so included;

•  Evaluate and discuss with the appropriate officers of the Company its employee compensation programs as they relate to risk management and risk-taking incentives in order to determine whether any risk arising from such compensation programs is reasonably likely to have a material adverse effect on the Company;

•  Adopt policies regarding the adjustment or recovery of incentive awards or payments if the relevant Company performance measures upon which such incentive awards or payments were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, consistent with Section 10D of the Exchange Act;

•  Review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes under the Dodd-Frank Act, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement;

•  Periodically review and make recommendations regarding the Company’s strategies, activities, policies and communications regarding employee workforce and human resource management; and

•  Provide regular reports to the Board of Directors of the Company and its bank subsidiary.

The Compensation Committee also has the authority to delegate its authority to subcommittees and individual members of the Compensation Committee as the Compensation Committee deems appropriate; provided that any delegate shall report any actions taken to the whole Compensation Committee at its next regularly scheduled meeting. The “Compensation Committee Report” appears on page 50.

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CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Nominating, Corporate Governance, and Social Responsibility Committee Mr. Snyder, Chair Mr. Beach Mr. Gould Ms. Johnson Mr. Segedi All Independent 7 Meetings during 2022

•  Identify individuals qualified to become members of the Company’s Board of Directors and recommend director candidates for election or re-election to the Board of Directors;

•  Develop and maintain a Director Skills and Traits Matrix, the function and use of which will be to assist the Governance Committee in analyzing the Board’s current composition, and to assist the Governance Committee in the director selection and nomination process;

•  Review and assess the effectiveness of the Company’s corporate governance structure and processes, and recommend any changes to the full Board of Directors and management, including Board committee structure and membership;

•  Review shareholder proposals relating to corporate governance, ESG, and other matters and recommend a Company response to the Board of Directors;

•  Periodically recommend changes in the size and composition of the Board of Directors, if appropriate;

•  Review and recommend changes to, and administer and enforce, the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Insider Trading Policy, Stock Ownership Guidelines, and Director Training and Education Program;

•  Review and approve those sections of the Company’s proxy statement relating to corporate governance matters and Board Committee functions and responsibilities;

•  Review and approve the Company’s policy making framework, as necessary and appropriate;

•  Make recommendations to the Board of Directors about succession planning for the CEO and other senior executives;

•  Oversee the annual evaluation process for the Board of Directors; and

•  Oversee the Company’s operations and programs regarding ESG matters, including review of the Company’s Corporate Responsibility Report.

The Governance Committee may delegate its authority to subcommittees and individual members of the Governance Committee as it deems appropriate; provided that any delegate shall report any actions taken to the whole Committee at its next regularly scheduled meeting. See “Director Selection Process” on page 4 for further information on the process by which directors are nominated for election to the Company’s Board of Directors.

26            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Finance and Investment Committee Dr. Sohn, Chair Mr. Figuereo Mr. Galant Ms. Kuras Mr. Vecchione All independent except for Mr. Vecchione 5 Meetings during 2022

•  Monitor the Company’s investment portfolio, trading account activities, and off-balance sheet activities, including investment, hedging and loan purchase and sale activity, valuation trends and methodology, and compliance with approved policies and risk limitations;

•  Monitor the Company’s interest rate risk positions considering the trends, effectiveness, size, and sensitivities to stress of these positions relative to approved policies and risk limitations;

•  Oversee the establishment of liquidity management strategies, policies, and procedures; and enforce management’s duties to identify, measure, monitor, and control liquidity risk;

•  Review and discuss the Company’s current and projected capital ratios and allocation considering overall financial condition, growth, strategy changes, and relevant economic conditions;

•  Review and approve the capital planning process including approval of capital policies, activities, and strategies;

•  Review and discuss trends and changes related to deposit taking and borrowings;

•  Monitor the overall activities conducted in any non-banking affiliates of the Company;

•  Review and discuss the risk management, accounting, profitability, legal, audit and compliance, systems and operations, and reputational risk implications of any new investment, business initiatives, tax planning strategies, debt, equity capital, and/or derivative or hedging strategies prior to the introduction of the product;

•  Review any relevant reports rendered by the Company’s internal audit and compliance departments, and external auditors, and work with the Audit Committee, as appropriate, to ensure that any necessary corrective actions are taken and achieved;

•  Review any relevant reports received from bank regulators regarding the activities of the Finance and Investment Committee; and

•  Review any material required as part of bank run capital stress testing, including models, financial schedules and supporting artifacts and approve final stress testing results and any management recommended actions.

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CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Risk Committee Mr. Gould, Chair Mr. Blakely Ms. Kuras Dr. Sohn All independent 7 Meetings during 2022

•  Receive presentations and other information to understand the significant risks to which the Company is exposed;

•  Review the Company’s procedures and techniques, and approve, where appropriate, policies developed and implemented to measure the Company’s risk exposures and for identifying, aggregating, evaluating and managing the significant risks to which the Company is exposed, to ensure that they remain appropriate and prudent;

•  Monitor, on a regular basis, the Company’s risk management performance and obtain, on a regular basis, reasonable assurance that the Company’s risk management policies for significant risks are being adhered to;

•  Be consulted in the hiring and dismissal of the CRO, and approve compensation of the CRO;

•  Review the periodic summary reports of the enterprise-wide Risk & Control Self- Assessment (RCSA) Program;

•  Consider and provide advice to the Board of Directors, when appropriate, on the risk impact of any strategic decision that the Board of Directors may be contemplating, including considering whether any strategic decision is within the risk tolerance established for the Company and its individual business units;

•  Recommend a risk appetite statement for the Company to the full Board for approval, and monitor compliance with the risk appetite statement, including development of risk tolerances, targets and limits as appropriate;

•  Review the examination reports of federal and state regulatory agencies having supervisory authority over the Company’s activities;

•  Review and approve any other matters required by the Company’s regulators from time to time;

•  Monitor management’s implementation of the Company’s Compliance Management System Framework;

•  Review the amount, nature, characteristics, concentration and quality of the Company’s credit portfolio, including all significant exposures to credit risk through reports on significant credit exposures presented to the Risk Committee, significant exceptions to risk policies and procedures, if any, and trends in portfolio quality (credit and position risk), market risk, liquidity risk, economic data and other risk information;

•  Monitor management’s implementation of the Company’s Financial Crimes Risk Management program, including reviewing related policies, risk assessment results and monitoring efforts (e.g., Bank Secrecy Act/Anti-Money Laundering/Office of Foreign Assets Control metrics);

•  Monitor management’s implementation of Operations and Technology risk including, cyber security, information security, Business Continuity and Disaster Recovery programs;

•  Review and approve annually the level and adequacy of the Company’s insurance program, policies and coverage limits, including an assessment of insurance carriers and brokers; and

•  Review and approve significant risk management policies recommended by the Company’s management.

28            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

COMPENSATION OF DIRECTORS

Compensation of Directors

We have designed our non-employee director compensation program to achieve the following objectives: (a) align directors’ interests with the long-term interests of our shareholders; (b) attract and retain outstanding director candidates with diverse backgrounds and experiences; and (c) recognize the substantial time commitment required to serve as a director for the Company.

The Compensation Committee reviews the Company’s director compensation program on an annual basis and provides recommendations to the full Board as appropriate. When making its recommendations, the Compensation Committee considered director compensation levels at the same group of companies used to benchmark our named executive officers’ compensation for 2022. See “Benchmarking of Compensation” on page 42 for more information. Willis Towers Watson (the “Consultant”), served during 2022 as the Compensation Committee’s independent consultant with respect to the compensation of our non-employee directors.

The table below provides information concerning the compensation of the Company’s non-employee directors for 2022. The Company does not pay employees of the Company additional compensation for their service as directors. Accordingly, this table does not include Mr. Vecchione. Non-employee directors receive annual retainers, committee service retainers, equity grants in the form of restricted Company stock, and amounts for special assignments as determined to be appropriate.

In February 2022, the Board approved maintaining all compensation amounts for non-employee directors. All retainers are paid in quarterly installments and pro-rated as necessary.

•	An annual board service retainer of $50,000;

•

Committee service retainers of $20,000 for the Audit Committee, $10,000 for the Finance & Investment, Compensation, Risk Management, and Nominating, Corporate Governance, and Social Responsibility Committees;

•

Retainers of $15,000 for the Lead Independent Director, $15,000 for the Audit Committee Chair, $10,000 for the Finance & Investment, Compensation, Risk Management, and Governance Committee Chairmen; and

•	Equity compensation of 2,296 shares in restricted stock.

•

In July 2022, following the appointment of Bruce Beach as the independent Chair, the Compensation Committee reviewed the consultant’s peer analysis of independent chair compensation. Subsequently, the Board approved the Compensation Committee’s recommendation for an annual cash retainer of $80,000 and additional $80,000 restricted stock grant for service as independent Chair of the Board.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Cash Dividend Paid ($)(3)	Total ($)

Patricia Arvielo	35,000	156,730	—	191,730

Bruce D. Beach	135,000	315,070	2,364	452,434

Juan Figuereo	95,000	235,090	1,607	331,697

Howard Gould	80,000	235,090	1,607	316,697

Steve Hilton (4)	35,000	235,090	1,607	271,697

Marianne Boyd-Johnson	70,000	235,090	1,607	306,697

Robert Latta	90,000	235,090	1,607	326,697

Adriane McFetridge	70,000	235,090	1,607	306,697

Michael Patriarca	80,000	235,090	1,607	316,697

Bryan Segedi	70,000	235,090	1,607	306,697

Donald Snyder	80,000	235,090	1,607	316,697

Sung Won Sohn	80,000	235,090	1,607	316,697

(1)	Mr. Blakely and Mr. Galant did not receive compensation in 2022.

(2)

In accordance with SEC regulations, stock awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. For restricted stock, the fair value per share is equal to the closing price of the Company’s stock on the date of grant.

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CORPORATE GOVERNANCE

COMPENSATION OF DIRECTORS

Active non-employee directors were each awarded 2,296 shares of restricted stock that fully vested on July 1, 2022. Ms. Arvielo’s equity award was prorated based on the date of her election to the Board.

As of December 31, 2022, Bruce Beach has an outstanding restricted stock award (“RSA”) of $80,000, which was granted on July 28, 2022 and vests on July 28, 2023.

Complete beneficial ownership information of Company stock for each of our current directors is provided in this proxy statement on page 66 under the heading, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”

(3)	Represents dividends on unvested directors’ grants.

(4)	Mr. Hilton served on the Board until June 14, 2022, and did not stand for re-election.

In January 2023, as part of its annual review of director compensation, the Compensation Committee recommended that the director compensation remain at 2022 levels, with an increase in the number of shares granted based on the decrease in the value of the stock price from the prior year. The Board of Directors approved the Compensation Committee’s recommendations and granted 2,996 shares of restricted stock to each director on February 7, 2023, with the shares scheduled to vest on July 1, 2023.

30            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

AUDIT COMMITTEE REPORT

Audit Committee Report

The Board of Directors of Western Alliance Bancorporation approved the charter of the Company’s Audit Committee on April 27, 2005, and the charter was most recently amended on February 6, 2023. The charter states that the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the qualifications, independence and performance of the registered public accounting firm employed by the Company, (ii) the performance of the Company’s internal audit function, (iii) the integrity of the Company’s financial statements, its related accounting and financial reporting processes and internal controls over financial reporting, and (iv) the Company’s compliance with regulatory, legal and ethical requirements. The Audit Committee periodically reports on these and other pertinent matters that come before it to the full Board of Directors.

The following directors are currently members of the Audit Committee: Messrs. Figuereo (Chair), Beach, Blakely, Latta, and Patriarca. The Board of Directors has determined that each member of the Audit Committee satisfies the requirements of the applicable laws and regulations relative to the independence of directors and Audit Committee members, including, without limitation, the requirements of the SEC and the listing standards of the NYSE. The Board of Directors has further determined, in its business judgment, that each member of the Audit Committee is “financially literate” under NYSE listing standards and that Messrs. Beach and Figuereo qualify as “audit committee financial experts” as defined by the SEC. During 2022, the Audit Committee met eleven times.

While the Audit Committee has the duties and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles in the United States of America (“GAAP”). Furthermore, it is not the duty of the Audit Committee to assure compliance with applicable laws, rules, and regulations. These are the duties and responsibilities of management, the Company’s independent registered public accounting firm, and others as described more fully below.

Management is responsible for the Company’s financial reporting process, which includes the preparation of the Company’s financial statements in conformity with GAAP, and the design and operating effectiveness of a system of internal controls and procedures to provide compliance with accounting standards and applicable laws, rules, and regulations. Management is also responsible for bringing appropriate matters to the attention of the Audit Committee and for keeping the Audit Committee informed of matters that management believes require attention, guidance, resolution, or other actions. RSM US LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of, and expressing an opinion on, the Company’s consolidated financial statements and on the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

During the year, the Audit Committee discussed with RSM US LLP and the Company’s internal auditors, with and without management present, the overall scope and plans for their respective audits, the results of their examinations, and their evaluations of the effectiveness of the Company’s internal controls and of the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements and internal controls over financial reporting of the Company for the year ended December 31, 2022, with RSM US LLP, the Company’s independent registered public accounting firm, and management. In addition, the Audit Committee discussed with RSM US LLP those matters required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 1301 (Communication with Audit Committees) as currently in effect and the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

RSM US LLP has provided to the Audit Committee the written disclosures and the letter required by the PCAOB’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and the Audit Committee discussed with RSM US LLP any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence. In addition, the Audit Committee reviewed and approved the fees paid to RSM US LLP for audit and non-audit related services.

Based on the reviews and discussion referred to above, the Audit Committee recommended to the Company’s Board that the audited financial statements for the year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Submitted by the Audit Committee

Juan Figuereo (Chair)

Bruce D. Beach

Kevin M. Blakely

Robert P. Latta

Michael Patriarca

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CORPORATE GOVERNANCE

AUDIT COMMITTEE REPORT

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference with any previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act except to the extent that the Company specifically incorporates this report therein by reference.

Compensation Committee Matters

The Compensation Committee’s Processes and Procedures

The Compensation Committee’s charter is reviewed no less than annually to ensure that the Compensation Committee is fulfilling its duties in aligning the Company’s executive compensation program with the creation of stockholder value. The Board of Directors adopted the Compensation Committee’s charter on April 27, 2005, and most recently approved the charter on February 6, 2023.

The Compensation Committee’s charter provides the Compensation Committee with the sole authority and discretion to engage and terminate outside advisors to study and make recommendations regarding director or executive compensation matters and has the sole authority to approve their fees and other retention terms. In 2022, the Compensation Committee retained the Consultant as its outside independent compensation consultant to advise it on director and executive compensation matters. In this capacity, the Consultant reported directly to the Compensation Committee and provided data, analysis and guidance to assist the Compensation Committee in ensuring that the Company’s executive compensation programs and director compensation programs are appropriate, reasonable, and consistent with the Compensation Committee’s compensation objectives.

The Compensation Committee works directly with the Consultant to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes. The Consultant attended Compensation Committee meetings to present and discuss market data and program design alternatives, and to provide advice and counsel regarding decisions facing the Compensation Committee. The Compensation Committee also meets regularly with the Consultant on an informal basis and without executive management. The Consultant provided no services to the Company other than services that were requested by the Compensation Committee; and the independence assessment that the Compensation Committee conducted confirmed that no conflicts of interest existed with respect to the Consultant’s work.

In 2022, the Compensation Committee directed the Consultant to provide an update to our peer group and CEO benchmarking and market analysis to inform the Compensation Committee’s compensation decisions and recommendations. The Consultant provided an analysis of the Company’s compensation program in comparison to proxy data from the Company’s Peer Group (as defined on page 42) and financial services industry published survey data. The Compensation Committee’s decisions with respect to the peer group analysis are discussed on page 42. There were no actions taken directly pursuant to the CEO benchmarking and market analysis, but the Compensation Committee used the overall information provided by the Consultant to help inform their related decisions. The Consultant was also engaged to help the Company with the Pay Versus Performance disclosure, shown on pages 57-60.

The Compensation Committee Chair works with management to set the individual meeting agenda for the Compensation Committee following an overall annual calendar of regular activities. The CEO, Executive Chair, Chief Human Resources Officer (“CHRO”) and the General Counsel are the primary representatives of management who interact with the Compensation Committee and serve as liaisons between the Compensation Committee and Company management. These officers regularly attend Compensation Committee meetings, and provide input and recommendations on compensation matters, as discussed more fully in the “Compensation Discussion and Analysis” below. The CHRO works with the CEO, CFO, and other senior executives to develop and recommend compensation strategies and practices to the Compensation Committee for its review and approval, including the performance goals and weighting factors used in the Company’s performance-based plans and base salary adjustments for specific officers. The CHRO also works directly with the Consultant on a variety of Compensation Committee matters and provides administrative support and assistance to the Compensation Committee.

32            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation

Messrs. Latta, Snyder, Segedi and Ms. Johnson served as members of the Compensation Committee during 2022. Each member of the Compensation Committee is an independent director under standards of the NYSE, is an outside director for purposes of Section 162(m) under the Code and is a non-employee director under Section 16 of the Exchange Act. No member of the Compensation Committee is a current or former officer or employee of the Company or any subsidiary. No executive officer of the Company serves on the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board of Directors or the Compensation Committee. No executive officer of the Company serves on any board that has an executive serving on our Board. For additional information regarding the Company’s related party transactions, please see “Certain Transactions with Related Parties” on page 64.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            33

CORPORATE GOVERNANCE

PROPOSAL NO. 1. ELECTION OF DIRECTORS

Proposal No. 1. Election of Directors

The Company’s Bylaws provide that the Board of Directors will consist of not less than eight or more than seventeen directors. The Board of Directors may, from time to time, fix the number of directors within these limits. Effective as of the date of the Annual Meeting, the Company’s Board of Directors will be fixed at thirteen directors.

The thirteen individuals listed below are currently directors of the Company and are the nominees to be elected as directors at the Annual Meeting to serve for one-year terms. Proxies may not be voted for a greater number of persons than the number of nominees named.

Vote Required. A nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

The Board of Directors unanimously recommends that the stockholders vote

“FOR” all of the following nominees:

Bruce D. Beach

Kevin M. Blakely

Juan Figuereo

Paul S. Galant

Howard Gould

Marianne Boyd Johnson

Mary Tuuk Kuras

Robert Latta

Anthony Meola

Bryan Segedi

Donald Snyder

Sung Won Sohn, Ph.D.

Kenneth A. Vecchione

Biographical information about these nominees may be found beginning at page 8 of this proxy statement.

34            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

Executive Compensation

Executive Officers

Executive officers are appointed annually by the Board of Directors. Mr. Vecchione currently serves on the Company’s Board of Directors and has been re-nominated to the Board in addition to his role as an executive officer. More information regarding Mr. Vecchione is available on page 19. All ages are provided as of December 31, 2022.

DALE GIBBONS, C.P.A.
VICE CHAIR AND CHIEF FINANCIAL OFFICER Age: 62 Executive Officer since: 2003	Education: B.S., Arizona State University

Mr. Gibbons has more than 30 years of experience in commercial banking. Mr. Gibbons oversees the Company’s Accounting, Investor Relations, Tax, Treasury, Financial Planning & Analysis, Blockchain and Digital Assets Banking, Legal Settlement Services, and Business Escrow Services departments.

Biographical Information:

•

Vice Chair and Chief Financial Officer, Western Alliance Bancorporation, since 2018, prior to which Mr. Gibbons served as Executive Vice President and Chief Financial Officer of the Company beginning in May 2003.

•	Chief Financial Officer, Zions Bancorporation, from August 1996 to June 2001.
•	Mr. Gibbons worked for First Interstate Bancorp in a variety of retail banking and financial management positions from 1979 to 1996.

TIMOTHY BOOTHE
CHIEF OPERATING OFFICER Age: 57 Executive Officer since: 2019	Education: B.S. University of California, Santa Barbara, Graduate of the Pacific Coast Banking School through the University of Washington

Mr. Boothe has more than 30 years of commercial banking industry experience. Mr. Boothe oversees the Company’s Loan and Deposit Operations, Technology, Facilities, Operational Strategy, Product and Treasury Management, and Client Service groups.

Biographical Information:

•	Chief Operating Officer, Western Alliance Bancorporation, since October 2019, prior to which Mr. Boothe served as President of Bridge Bank, a division of Western Alliance Bank, beginning in July 2015.
•	Executive Vice President and Chief Operating Officer, Bridge Bank, from September 2006 until its acquisition by Western Alliance Bancorporation in July 2015.
•	Executive Vice President and Chief Lending Officer, Bridge Bank, since its inception in January 2001.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            35

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

TIM BRUCKNER
CHIEF CREDIT OFFICER Age: 55 Executive Officer since: 2019	Education: B.S. in Business Administration, University of Nebraska M.B.A., Creighton University

Mr. Bruckner has more than 25 years of experience in commercial banking and lending. Mr. Bruckner oversees all aspects of the Company’s credit origination and administration across divisions and national business lines.

Biographical Information:

•	Chief Credit Officer, Western Alliance Bancorporation, since April 2019.
•	Executive Vice President, Divisional Chief Credit Officer, Alliance Bank of Arizona, a division of Western Alliance Bank, from January 2016 through April 2019.
•	Board Chair, Native American Connections.
•

Managing Director – Arizona Commercial Banking, BMO Harris Bank, from September 2012 to 2016. Mr. Bruckner worked for BMO Harris Bank as a Senior Vice President in a variety of divisions including Manager of the Special Assets Division, President of M&I Business Credit and President of M&I Equipment Finance, from June 2006 until his departure in February 2016.

•	Line of Business Head – Healthcare Finance/Leasing, Banc of America – Leasing & Capital, from 2003 to 2006.

STEPHEN CURLEY
CHIEF BANKING OFFICER FOR NATIONAL BUSINESS LINES Age: 52 Executive Officer since: 2022	Education: B.A. in American Studies, Trinity College M.B.A., Tuck School of Business at Dartmouth College

Mr. Curley has over 20 years of experience in commercial banking and mortgage. Mr. Curley oversees most of the Company’s national business lines, including its HOA, mortgage warehouse, note finance, MSR relationships, corporate finance, public/nonprofit finance, equipment finance, and several other loan and deposit units and initiatives.

Biographical Information:

•	Chief Banking Officer for National Business Lines, Western Alliance Bancorporation, since September 2022.
•	Division President, Western Alliance Bank, from October 2018 to September 2022.
•	Executive Vice President, Alliance Bank of Arizona & Alliance Association Bank, January 2015 to October 2018.
•	SVP, Regional Manager, Alliance Bank of Arizona, from February 2011 to January 2015.
•	SVP, Mortgage Warehouse Lending Manager, Alliance Bank of Arizona, from October 2009 to February 2011
•	President & Director, Community Bank of Arizona, from 2008 to 2009.
•	Executive Vice President, 1st National Bank of Arizona, from 2002 to 2007.

36            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

BARBARA KENNEDY
CHIEF HUMAN RESOURCES OFFICER Age: 56 Executive Officer since: 2018	Education: B.A., University of Missouri-Columbia

Ms. Kennedy has extensive experience in human resources management, specifically in the areas of talent acquisition and management, employee relations and total rewards. Ms. Kennedy oversees all aspects of human resources, employee compensation and benefits, learning and talent development, and spearheads the Company’s diversity and inclusion efforts.

Biographical Information:

•	Chief Human Resources Officer, Western Alliance Bancorporation, since April 2018.
•	Senior Vice President of Human Resources, Encore Capital Group, from April 2014 to April 2018.
•	Senior Vice President of Human Resources, United Stationers Supply Company, from August 2008 to March 2014.
•	Member of the Board of Directors of the Human Resources Management Association of Chicago, the Novo Group, and Meals On Wheels, from August 2008 to March 2014.
•	Executive Vice President, Human Resources, Safety, Recruiting and Driver Services, Swift Transportation Company, Inc., from August 1999 to July 2008.
•	Ms. Kennedy served in various management positions in Human Resources at Barr-Nunn Transportation.

EMILY NACHLAS
CHIEF RISK OFFICER Age: 45 Executive Officer since: 2022	Education: B.S. in Management, the A.B. Freeman School of Business at Tulane University M.B.A., University of New Orleans

Ms. Nachlas has over 20 years of experience in risk management and oversight, particularly in the banking and financial services sector. Ms. Nachlas oversees all aspects of the Company’s risk management strategies and operations, as well as supervising the organization’s risk mitigation and identification procedures.

Biographical Information:

•	Chief Risk Officer, Western Alliance Bancorporation, since September 2019.
•	Executive Vice President and Director of Enterprise Risk Management at IBERIABANK, from September 2011 to September 2019.
•	Operational Risk and Internal Control Manager, HSBC, from September 2005 to June 2009.
•	Retail Risk Manager, Amegy Bank, from November 2001 to August 2005.
•	Strategic Alliance Manager, Hibernia National Bank, from March 2000 to February 2001.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            37

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

RANDALL THEISEN
CHIEF LEGAL OFFICER, CORPORATE SECRETARY Age: 64 Executive Officer since: 2013	Education: B.A., University of Wisconsin-Madison, J.D., Arizona State University

Mr. Theisen has close to 40 years of experience representing financial institutions in banking, corporate, and financial services law. In addition to oversight of the Legal Department, Mr. Theisen is responsible for the Company’s Community Relations, Government Relations, and Marketing Departments.

Biographical Information:

•	Corporate Secretary and Chief Legal Officer, Western Alliance Bancorporation, since March 2022, prior to which he was General Counsel and Secretary for the Company starting in February 2006.
•	Prior to joining Western Alliance Bancorporation and Western Alliance Bank he served as the head of the Financial Institutions Practice Group of a major Phoenix-based law firm.
•

Named a “Leading Lawyer 2006” and “Best of the Bar 2005” for banking attorneys by The Business Journal of Phoenix, and as the “Arizona Public Company Counsel of the Year” in 2014 by the Association of Corporate Counsel.

38            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The objectives of the Company’s executive compensation programs are to:

(1)	establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates;

(2)	reflect the attainment of short- and long-term financial performance goals;

(3)	enhance the Company’s ability to attract and retain qualified executive officers; and

(4)	align, to the greatest extent possible, the interests of customers, management, and stockholders.

The compensation programs are designed to reward and motivate employees, especially our named executive officers, who consistently contribute to the ongoing success of the Company, and who identify and capitalize on opportunities as they arise.

Named Executive Officers for 2022

As used in this proxy statement, the term “named executive officers,” or “NEOs,” includes:

•	Kenneth A. Vecchione, President and Chief Executive Officer;

•	Dale Gibbons, Vice Chair and Chief Financial Officer;

•	Tim Boothe, Chief Operating Officer;

•	Tim Bruckner, Chief Credit Officer; and

•	Stephen Curley, Chief Banking Officer for National Business Lines.

Aligning Executive Compensation with Metrics that Drive Stockholder Value

We believe in aligning our executive compensation with the interests of our stockholders by using a compensation mix of both fixed and variable components, and by delivering value to executives that reward performance. This includes a fixed base salary with benefits and limited executive perquisites and variable components such as our annual bonus plan and long-term equity incentive compensation, including retention PSUs. The compensation mix set forth below displays the 2022 compensation mix of our CEO and all other NEOs.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            39

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of 2022 Performance and Compensation

The Company’s overall compensation philosophy did not change in 2022 and continues to strongly link executive pay to performance that benefits stockholders. A significant portion of total direct compensation depends on the Company achieving challenging performance targets established in its annual bonus and equity incentive plans.

2022 resulted in another year of record performance for the Company. The performance highlights include:

Year-Over-Year Growth
• Deposits: +$6.0 B / 12.7% • Loans**: +$10.9 B / 27.9%	• Earnings per Share: +$1.03 / 11.9% • Pre-Provision Net Revenue*: +$282.6 MM / 25.7%

Financial Performance	• Net income available to common stockholders of $1 billion in 2022, compared to $895.7 million for 2021.
• Diluted earnings per share of $9.70 for 2022, compared to $8.67 per share for 2021.
• Pre-Provision Net Revenue* of $1.4 billion in 2022, compared to $1.1 billion in 2021, increase of 25.7% YoY.
• Tangible common equity ratio* of 6.5%, compared to 7.3% at December 31, 2021.
• Return on average assets of 1.62% and return on tangible common equity* of 25.4% in 2022, compared to 1.83% and 26.2%, respectively, in 2021.

Balance Sheet Growth	• Increase in total loans of $10.9 billion, or 27.9% YoY.**
• Increase in total deposits of $6.0 billion, or 12.7% YoY.

Asset Quality	• Net loan charge-offs to average loans outstanding of 0.00% for 2022, compared to 0.02% for 2021.
• Nonperforming assets (nonaccrual loans and repossessed assets) of 0.14% of total assets, compared to 0.15% at December 31, 2021.

Return of Capital	• Quarterly dividend of $0.36 per share of common stock.

*Non-GAAP financial measure: ** Non-GAAP financial measure: See “Non-GAAP Financial Measures” in Appendix B of this proxy statement for further information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure.

**Net of EBO loans with a $1.9 billion balance at December 31, 2022 transferred from HFS to HFI during 2022.

The Company made the following noteworthy compensation decisions in 2022:

•

The Company entered into a letter agreement with Mr. Vecchione, the details of which can be found under the “Employment, Noncompetition and Indemnification Agreements” section on page 64 of this proxy statement.

•

The Company granted special retention performance equity awards to certain members of the executive leadership team in an effort to ensure the continuity of a proven executive management team and incentivize key leaders to continue executing on the Company’s long-term growth strategy. Performance hurdles require relative TSR above the 50th percentile and EPS achievement above those of the standard three-year performance equity awards. Please refer to the “Long-Term Incentive Compensation” section of the CD&A in this proxy statement for additional detail regarding these special retention awards.

40            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

WESTERN ALLIANCE IS A BANK FOR ALL SEASONS

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            41

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Design

The Compensation Committee, on behalf of the Board of Directors, performs responsibilities relating to the compensation of the Company’s directors and executive officers. The Compensation Committee seeks to establish total compensation for the Company’s executive officers that is fair, reasonable, competitive in the industry, and aligned with value creation for stockholders. The Company expects that its compensation program will enable it to attract and retain the high-quality executive officers required to successfully manage and grow the Company. The Compensation Committee, the Board of Directors and management work together to ensure that compensation practices fairly reward executives for leading the Company through uncertain times, achieving predetermined performance criteria, and implementing sound risk management practices. The Compensation Committee also takes action to ensure compensation is appropriately limited when necessary to serve the best interests of the Company or as required by regulatory constraints.

2022 Advisory Vote on Executive Compensation

The Company provides stockholders with the ability to cast an annual advisory vote on the compensation of its executives. At the Company’s 2022 annual meeting of stockholders, over 97% of votes cast voted in favor of the “Say on Pay” proposal. The Compensation Committee considered the results of the say-on-pay vote but did not make pay changes as a direct result of the advisory vote or feedback from stockholders. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions.

Benchmarking of Compensation

The 2022 Peer Group is comprised of 18 banking organizations the Company used to analyze the NEOs’ compensation as compared to market practices. This group of banking companies was compiled by considering all banks with total assets within a range of approximately 0.5 x to 2.5 x the Company’s total assets, and with a commercial banking focus. For compensation purposes, the Compensation Committee uses this 18-bank subset of the larger group of companies that the Company uses for purposes of comparing financial and stock performance.

The Company believed the Peer Group to be representative of those companies that are regional leaders in their markets and with which the Company competes for executive talent. The members of the 2022 Peer Group were:

•  BankUnited, Inc.

•  Comerica Incorporated

•  Cullen/Frost Bankers, Inc.

•  East West Bancorp, Inc.

•  First Citizens BancShares, Inc.

•  First Horizon Bank

•  First Republic Bank

•  New York Community Bancorp, Inc.

•  PacWest Bancorp

•  Pinnacle Financial Partners Inc.

•  Prosperity Bancshares

•  Signature Bank

•  South State Corporation

•  SVB Financial Group

•  Synovus Financial Corporation

•  Sterling Bancorp (acquired by Webster Financial Corporation in Feb. 2022)

•  Valley National Bancorp

•  Zions Bancorporation, N.A.

While we strive for year over year continuity in our peer group, the Company’s pace of growth has led the Compensation Committee to conduct a Peer Group review annually. The Compensation Committee reviewed the Company’s Peer Group with the Consultant in 2022 to ensure the Company aligned more closely to the median of the group. After discussing potential alterations to the current Peer Group with the Consultant, the Compensation Committee approved modifying the Peer Group for 2023 by removing Sterling Bancorp. due to its acquisition by Webster Financial Corporation. As a result of the acquisition, Webster Financial Corporation was newly added to our Peer Group. Recent market dynamics will require the Compensation Committee to adjust the Peer Group further in 2023.

42            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Peer Group information is an important part of the analysis the Consultant provides to the Compensation Committee so that the Company can maintain executive compensation strategies that are competitive and ensure that compensation is adequate to retain and motivate key executives.

The Compensation Committee believes that its executive officers should receive total compensation that is competitive with comparable employers in the financial services industry and closely aligned with both the Company’s short-term and long-term performance, while at the same time ensuring sound risk management and complying with applicable regulatory requirements. The Compensation Committee seeks to provide compensation targeted to reflect the value and performance of executives in the market. Actual total direct compensation for executives may vary as necessary based on recommendations of the CEO, direction from the Board of Directors, performance of the Company or any subsidiary or division, individual performance, the experience level of individual executives, internal equity considerations, acquisition-related commitments, external market factors, and similar considerations.

Elements of Executive Compensation

The principal elements of the Company’s compensation program for NEOs during 2022 consisted of:

Principal Element		Form	Objectives

Base Salary		Cash	• Attract and retain key talent through competitive fixed compensation. • The only fixed source of cash income.

Annual Bonus		Cash

•  Create a pay-for-performance model with clearly established goals and metrics.

•  Motivate and retain key executives through the potential for significant cash compensation by achieving established goals that deliver value to stockholders.

•  Designed to provide market competitive payouts for the achievement of threshold, target, and maximum performance goals.

•  Performance metrics focus executives and employees on achieving annual results that are key indicators of annual financial and operational performance.

Long-Term Equity	Performance Based Stock Units	Stock

•  Connect executives’ individual interests and the long-term success of the Company.

•  Performance metrics for annual grants are established for a three-year period and weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index.

•  Performance metrics for special retention grants made in 2022 require relative TSR at or above the 50th percentile and a higher cumulative EPS for maximum achievement.

	Restricted Stock Awards	Stock

•  Align executives’ interests with those of stockholders through the establishment of meaningful share ownership.

•  Retain key executives with time-vested stock grants.

•  Work in tandem with the Company’s Stock Ownership Guidelines to create and require meaningful stock ownership by executives.

Standard Benefits and Limited Perquisites		Benefits and Perquisites

•  Generally, offer executives the same benefit plans that are available to all full-time employees, plus voluntary benefits that an executive may select and pay for.

•  De-emphasizes benefits and perquisites for NEOs in favor of a performance-based compensation approach.

•  Provide limited job related special benefits, including vehicle allowance and access to the corporate jet for work related travel.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            43

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee reviews and approves final payment packages for all executive officers except for the CEO, whose compensation is recommended by the Compensation Committee and approved by the Board of Directors. In evaluating and approving the compensation of executive officers other than the CEO, the Compensation Committee received input from Mr. Vecchione and considered its own assessment of their performance as it has frequent exposure to these officers.

Annual Base Salary

The Company views a competitive annual base salary as a crucial component to attract and retain executive talent. In 2022, the Company entered into a letter agreement with Mr. Vecchione that specifies his 2022 base salary. Please see the “Employment, Noncompetition and Indemnification Agreements” section on page 64 of this proxy statement for additional details. The Compensation Committee determined the base salaries for other executive officers (including the NEOs) after considering the Consultant’s market analysis, recommendations from Mr. Vecchione, and making its own assessments regarding individual performance, experience and other factors.

2022 Salary Determination

In January 2022, the Compensation Committee reviewed the base salaries for all executive officers. The full Board approved Mr. Vecchione’s base pay increase of 6.1%. With respect to the remaining NEOs, the Compensation Committee decided upon base increases of 9.6% and 9.4% for Messrs. Gibbons and Boothe, respectively. Messrs. Gibbons’ and Boothe’s increases were to recognize exceptional individual performance in 2021 as well as market positioning relative to peers. Messrs. Curley and Bruckner received base pay increases of 17.6% and 15.0%, in connection with their promotion and increased responsibilities respectively.

Annual Bonus Plan

The Western Alliance Bancorporation Annual Bonus Plan (“Annual Bonus Plan”) is designed to create a pay-for-performance environment and is intended to motivate and retain qualified employees by providing the potential for an annual cash award based on the Company’s achievement of pre-determined performance criteria. The Annual Bonus Plan serves the Company’s compensation objective by rewarding executives for the attainment of short- and long-term financial performance goals.

The Annual Bonus Plan is designed to provide market competitive payouts for the achievement of threshold, target, and maximum performance goals. Establishment of the performance levels (threshold, target, and maximum) takes into account all factors that management and the Compensation Committee deem relevant, including market conditions and an assessment of a level of growth that is both aggressive and achievable for each performance criterion. Additionally, the Annual Bonus Plan restricts excessive risk-taking by not providing uncapped payouts and putting a ceiling on potential bonus payments.

The Compensation Committee reviews and analyzes the Annual Bonus Plan performance factors on an annual basis and believes that the year over year results prove the Company’s demonstrable history of pay for performance. The Annual Bonus Plan keeps the Company focused on growing its loan portfolio, being its own source of funding through deposit growth, maintaining constant attention to credit quality, and delivering stockholder value.

2022 Annual Bonus Determination

No major changes were made to the 2022 Annual Bonus Plan when compared to the prior year. NEO Award opportunities were set at the beginning of the performance year based on pre-established performance objectives with a significant portion quantitative in nature.

44            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s target performance and actual performance for each bonus metric is provided below. The goals were above industry averages, and overall performance was near the top of the Peer Group in most metrics. Although the Company fell short on its deposit growth goals resulting in zero payout for the deposit related metrics, overall deposit growth after adjusting for M&A activity resulted in top quartile performance relative to peers.

Performance Factor	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Target Weight	Actual Weight Based on Performance

Adjusted Earnings per Share (1)	$9.29	$10.42	$10.87	$10.35	40%	39%

Loans Held for Investment Growth (2)	$6,000 million	$7,500 million	$10,439 million	$12,787 million	10%	20%

Soft Cost Non-Interest Deposit Growth (3)	$800 million	$1,200 million	$2,000 million	$(299) million	10%	0%

Non-Credit Enhanced Deposit Growth (4)	$8,000 million	$9,000 million	$10,933 million	$3,018 million	10%	0%

Classified Assets Ratio (5)	1.25%	1.00%	0.50%	0.52%	7.5%	15%

Net Charge-Off Ratio (6)	0.30%	0.25%	0.10%	0.00%	7.5%	15%
Quality Control (7)		Achieves		Achieves	15%	15%

				Total	100.0%	104%

(1)	Adjusted Earnings per Share equals ((PPNR less Net Charge-Offs) x (1 – Effective Tax Rate)) / Average Diluted Shares Outstanding

(2)	For purposes of the Annual Bonus Plan, the loan growth calculation excludes increases in loans acquired by acquisition, certain syndications, and residential mortgage bulk purchases.

(3)	The year-over-year growth in deposits that do not bear interest and do not require reimbursement for customers’ banking related operating expenses of our unused earnings credits.

(4)	The year-over-year deposit growth excludes accounts with credit enhancements, such as letters of credit, collateralized deposits and reciprocal deposit arrangements.

(5)	The Classified Asset Ratio is the ratio of Classified Assets to Total Assets as of December 31, 2022.

(6)	The Net Charge-Off ratio equals Net Loan Charge-Offs for the year divided by Average Loans Outstanding for the year.

(7)

Quality Control refers to the Company’s performance in maintaining an effective risk management program and sound control environment, based in part on regulatory examination and internal audit results. Company’s performance in this category is assessed by the Risk Committee, which recommends a payout percentage, reviewed by the Audit Committee, and recommended to the Compensation Committee for final approval.

The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance listed in the bonus table above.

The following table shows the annual bonus targets, expressed as a percentage of prorated annual cash salary, as well as achievements and payouts under the Annual Bonus Plan.

Name	Target (% of Actual Salary)	2022 Bonus Target ($)	2022 Bonus Paid ($)	2022 Bonus Paid (as % of Target)

Vecchione	150%	1,950,000	2,028,000	104%

Gibbons	100%	790,418	822,035	104%

Boothe	80%	367,617	382,322	104%

Curley	80%	391,783	407,454	104%

Bruckner	90%	406,604	422,868	104%

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            45

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Equity Incentive Compensation

The Company considers long-term equity incentive compensation (“LTI”) critical to the alignment of executive compensation with stockholder value creation and an integral part of the Company’s overall executive compensation objectives. The Compensation Committee approved 2023 annual equity grants for the NEOs at its February meeting. The grant date for the annual equity grant for all NEOs was the day of the Board of Directors’ February meeting.

GAAP EPS (“EPS”) is the most significant component of the LTI performance metrics because the Compensation Committee believes it is the best measure available to evaluate the Company’s success and ability to deliver value to stockholders over time in addition to being a good comparator metric with our peer group. EPS captures elements of corporate performance that are beyond those of the individual operating business lines, such as corporate funding policies and the management and allocation of capital. Long-term EPS growth also addresses the importance of stable asset quality through loan charge-offs and the provision for credit losses. The short-term impact of current expected credit losses at the time of loan origination is mitigated over a 3-year performance period. Additionally, EPS targets are aligned with the Company’s long-term financial plans, which the Board and management have assessed for achievability.

As mentioned above, the Compensation Committee and the CEO believe that EPS related metrics correlate to the best measures of the Company’s success and its ability to deliver value to stockholders. Reaching long-term EPS goals is critical to the Company’s growth strategy, and challenging LTI targets are designed to deliver performance that is better than the Peer Group. The Company has consistently delivered outstanding results to stockholders by focusing on this strategy. Therefore, in both 2022 and 2023, the Company continued to design its performance-based equity awards primarily around the achievement of specified EPS targets. The Compensation Committee also recognizes the importance of linking total stockholder return (“TSR”) to performance-based awards.

2020 LTI Results:

The PSUs covering the 2020-2022 performance period were weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index. In early February 2023, following the end of an exceptional three-year performance period, the Committee certified achievement of the EPS component at $23.41 which was significantly above the $17.20 hurdle required for a 200% maximum payout of that metric. For PSUs tied to relative TSR for the same performance period, the Committee received external certification for TSR results compared to the predetermined peer set which showed a TSR of 9.5% resulting in a relative ranking at the 55th percentile and correlating to a 121% payout. The overall payout for the 2020 PSUs was 180%.

2022 LTI Determination:

In early February 2022, after considering information regarding market analysts’ expectations for the Peer Group and the Company and input from Messrs. Vecchione and Gibbons and the Consultant, the Compensation Committee designed performance targets for the annual PSUs covering the 2022-2024 performance period in the same way as the 2021-2023 PSUs, weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index. At the end of the performance period, the Company’s actual performance against the performance targets will be computed separately, then added together to obtain the total number of shares awarded.

The Compensation Committee approved the following performance targets for the 2022-2024 performance period:

Cumulative EPS (75%):

PSU Vesting (%)	Target ($)

—%	<$	28.95

50%		28.95

100%		32.20

200%		35.10 or above

46            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR (25%) compared to the KBW Regional Banking Index:

TSR (%)	KBW Regional Banking Index (percentile)

—%	<25th

50%	25th

100%	50th

200%	75th or above

The relative TSR component of LTI will be subject to a 100% maximum if TSR is negative for the performance period. The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance.

Each of the NEOs received a combination of RSAs and PSUs with the measures provided above. The Compensation Committee’s recommendation was consistent with market data for Mr. Vecchione. All other NEOs also received a combination of RSAs and PSUs with the same measures provided above, and in amounts commensurate with their position and responsibilities within the Company based on available market data for each position.

Name	RSAs (#)	PSUs (#)

Vecchione	15,871	15,871

Gibbons	7,814	7,813

Boothe	2,198	2,197

Curley	2,546	2,545

Bruckner	2,442	2,442

Special Retention Awards

In February 2022, the Compensation Committee approved special long-term equity incentive awards to Messrs. Gibbons, Boothe, Curley and Bruckner in an effort to ensure the continuity of a proven executive management team and incentivize these key leaders for executing on the Company’s long-term strategy. The challenges the Company was facing in a very tight labor market were also key considerations in the Committee’s decision to grant awards that it believed would address key executive retention. The awards are 100% performance based and were granted in the form of PSUs with cliff vesting occurring at the end of the 2022-2024 performance period. Payout will require the Company’s achievement of a challenging three-year cumulative EPS performance hurdle with the payout slope for above target performance requiring a cumulative EPS over and above the payout slope for the annual PSUs and maximum achievement requiring EPS performance 8% higher than the corresponding hurdle for annual PSUs. Achievement of the EPS performance metric will be limited by the Company’s relative TSR performance, with target payout requiring relative TSR at or above the 50th percentile and maximum payout requiring relative TSR at or above the 75th percentile. These special retention awards are also shown in the Grants of Plan-Based Awards table on page 53.

On April 6, 2022, the Committee recommended, and the Board approved, a special long term equity incentive award for Mr. Vecchione in connection with his 3-year letter agreement. The Board considers Mr. Vecchione’s leadership to be instrumental to the Company’s continued success in executing the Company’s strategic vision. Mr. Vecchione’s special retention grant is subject to the same performance terms described for the other NEOs above.

For the Special Retention Awards, the Compensation Committee approved the following performance targets for the 2022-2024 performance period:

As discussed above, the base metric for these awards is Cumulative EPS (100%). The achievement hurdle for maximum payout is set above the annual 2022 PSU awards at $37.90.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            47

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Cumulative EPS:

EPS Vesting (%)	Target ($)

—%	<$	28.95

50%		28.95

100%		32.20

200%		37.90 or above

Once the achievement of the Cumulative EPS metric is determined, relative TSR performance acts as a limiter to the EPS metric such that the payout determined under the Cumulative EPS metric must have a corresponding relative TSR payout at or above that level based on the following hurdles.

Relative TSR compared to the KBW Regional Banking Index:

TSR Modifier (%)	KBW Regional Banking Index (percentile)

—%	<25th

50%	25th

100%	50th

200%	75th or above

As an example, if Cumulative EPS achievement of $32.20 results in 100% payout, but the relative TSR metric performs at the 25th percentile, the overall award will be capped at 50% payout. In this same example, if the relative TSR metric performs at the 75th percentile, the overall award is subject to the full achievement of the Cumulative EPS payout of 100%.

The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance.

The following special retention awards were granted in 2022:

Name	PSUs (#)

Vecchione	42,695

Gibbons	11,720

Boothe	4,395

Curley	9,767

Bruckner	4,884

Compensation Recovery

The Company has a compensation recovery policy that would apply if the result of a performance measure upon which an award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. The Compensation Committee, in its sole discretion, may direct the Company to recover any portion of any annual or long-term cash, equity or equity-based incentive paid, provided or awarded to any executive officer, including our NEOs, that represents the excess over what would have been paid if such event had not occurred. The Company will also implement the incentive compensation “clawback” provisions mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 in accordance with the requirements of that Act once final rules have been adopted.

Executive Officer Stock Ownership Guidelines

The Board adopted Stock Ownership Guidelines in 2010. The Stock Ownership Guidelines, as amended, require the Company’s executive officers to own a minimum number of shares of the Company’s common stock, depending on their position and compensation level. Shares that are deemed beneficially owned and credited toward the minimum stock ownership level include: shares of common stock owned outright or for which the executive officer is deemed the beneficial owner under the Securities Exchange Act of 1934, as amended; restricted stock (whether or not the restrictions have lapsed); shares acquired upon stock

48            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

option exercise or granted upon achievement of specified performance criteria; shares held in a 401(k) or other retirement benefit plan; and shares held in a trust in which the executive officer is either (1) both the grantor and trustee, or (2) a primary beneficiary. Each employed NEO is required to remain in full compliance with these requirements.

Name (1)	Ownership Guidelines	Status

Vecchione	5x base salary	Comply

Gibbons	4x base salary	Comply

Boothe	3x base salary	Comply

Curley	3x base salary	Comply

Bruckner	3x base salary	Comply

(1)	Messrs. Boothe and Bruckner became Executive Officers in 2019 and Mr. Curley became an Executive Officer in 2022. All are within the five-year compliance phase-in period.

Hedging and Pledging of Company Securities

The Company’s Insider Trading Policy (the “Insider Trading Policy”) and Stock Ownership Guidelines prohibit any hedging or pledging of Company stock held by directors and employees, including executive officers. Types of activities prohibited by the Insider Trading Policy include short sales of the Company’s securities, transactions in puts, calls or other derivative securities involving the Company’s stock, and zero-cost collars and forward sales contracts. Notwithstanding the foregoing, certain limited exceptions for pledging exist, including (a) shares of Company common stock held in a margin account or pledged as collateral for a loan prior to July 30, 2019, and (b) where the executive or director demonstrates the financial capacity to repay the loans without resorting to the pledged stock, such exception to be granted at the sole discretion of the Governance Committee. Any pledged shares are excluded from required ownership levels, and subject to both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged.

Benefits and Perquisites

With limited exceptions, the Company offers executives the same benefit plans that are available to all full-time employees (e.g., participation in our 401(k) Plan and group insurance plans for medical, dental, vision care and prescription drug coverage; basic life insurance; long-term disability coverage; holidays; vacation, etc.), plus voluntary benefits that an executive may select and pay for (e.g., supplemental life insurance). The Company’s overall benefits philosophy is to focus on the provision of core benefits, with executives able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their situations.

The Company believes in a compensation philosophy that deemphasizes benefits and perquisites for NEOs in favor of the performance-based compensation approach described above. The Company does not pay gross-ups and overall perquisites for NEOs continue to be minimal and limited to business-related functions and responsibilities. The cost of these benefits has historically been a small percentage of an NEOs’ overall compensation package. Please see footnote 3 to the Summary Compensation Table below for more information regarding perquisites offered to our NEOs.

Non-Qualified Deferred Compensation Plan

NEOs may voluntarily defer cash compensation as part of the Western Alliance Bancorporation Nonqualified 401(k) Restoration Plan (“Restoration Plan”). The Restoration Plan was adopted in order to allow the executive officers to defer a portion of their compensation because they face statutory limits under the Company’s 401(k) Plan. We believe the Restoration Plan is a cost-effective method of providing a market-competitive benefit to the NEOs. For more information on the Restoration Plan, including amounts deferred by the NEOs in 2022, see the Deferred Compensation Plan table and accompanying narrative below.

Tax Considerations

Section 162(m) of the Internal Revenue Code (Section 162(m)) generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to certain executive officers. The Compensation Committee views the availability of a tax deduction as a relevant consideration, subject to its primary responsibility of providing a compensation program that attracts, retains and rewards the executive talent necessary for the Company’s success, and it retains the flexibility to award compensation consistent with the goals of the executive compensation program described above.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee also takes into consideration other tax and accounting provisions in developing the pay programs for the Company’s NEOs. These included special rules applicable to nonqualified deferred compensation arrangements under Code Section 409A and the accounting treatment of various types of equity-based compensation under FASB ASC Topic 718, as well as the overall income tax rules applicable to various forms of compensation.

Evaluation of Company Compensation Plans and Risk

The Compensation Committee engages in a comprehensive review of the Company’s employee incentive plans no less often than annually. In April 2022, the Compensation Committee met with the Company’s CFO, CRO, CHRO and General Counsel to discuss, evaluate and review all of the Company’s incentive compensation plans. The Compensation Committee and CRO identified potential risks posed to the Company and risk mitigating factors within the plans. Based on input regarding long-term and short-term risks to the Company, the Compensation Committee ensured the plans include guiding principles, limitations on eligibility, clawbacks and other features, as necessary, to focus employees on long-term value creation rather than short-term results. Based on its most recent review of the compensation plans, an evaluation of the amount of payments made and the number of employees eligible for each plan, and discussions with the Company’s senior risk officers regarding the potential risks and how those risks are limited for each plan, the Compensation Committee determined that none of the Company’s compensation programs are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC, and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee

Robert Latta (Chair)

Marianne Boyd Johnson

Paul Galant

Bryan Segedi

Donald Snyder

50            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Compensation Tables

Summary Compensation Table

The following table provides NEO compensation information for each of the past three fiscal years and only for those years that these individuals were considered NEOs. The column entitled “Salary” discloses the amount of base salary earned by each NEO during the year, including amounts earned by Company subsidiaries. The column entitled “Stock Awards” discloses the fair value of an award of stock measured in dollars and calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The column entitled “Non-Equity Incentive Plan Compensation” discloses payments made under the Western Alliance Bancorporation Annual Bonus Plan.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in pension value and nonqualified deferred compensation earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Kenneth Vecchione	2022	1,300,000		4,802,343	2,028,000		64,835	8,195,178
Chief Executive Officer	2021	1,222,123		2,813,315	3,204,406		83,775	7,323,619
	2020	1,243,846		2,399,952	2,487,693		138,780	6,270,271
Dale Gibbons	2022	790,418		2,370,228	822,035		103,527	4,086,208
Vice Chairman and	2021	730,013		989,890	1,343,223		90,154	3,153,280
Chief Financial Officer	2020	754,079		729,945	1,206,526		96,222	2,786,772
Tim Boothe	2022	459,522		738,728	382,322	343,490	40,257	1,964,319
Chief Operating Officer	2021	420,962		375,068	619,656	308,859	38,872	1,763,417
	2020	405,000		400,983	421,200	341,987	166,708	1,735,878
Steve Curley	2022	489,728		1,137,096	407,454		38,707	2,072,985
Chief Banking Officer –
National Business LInes
Tim Bruckner	2022	451,782		820,921	422,868		36,882	1,732,453
Chief Credit Officer

(1)

Stock awards consisted of restricted stock and performance-based stock units. The amounts disclosed represent the aggregate grant date fair value of equity awards granted during the applicable fiscal year and computed in accordance with FASB ASC Topic 718 at the target level of payout. These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual value that will be recognized as income by each of the NEOs when received. For additional information with respect to the fair value of equity awards granted in 2022, please refer to the footnotes to the Grants of Plan-Based Awards During 2022 table.

For 2022, the aggregate grant date fair value of equity awards reported reflects the grant date fair value of performance-based stock units plus the grant date fair value of time-vested restricted stock awards granted to the NEOs. The grant date fair value of the performance-based stock units at the maximum level of achievement is $5,195,355 for Mr. Vecchione, $2,645,379 for Mr. Gibbons, $860,605 for Mr. Boothe, $1,493,404 for Mr. Curley, and $956,458 for Mr. Bruckner. The Grants of Plan-Based Awards During 2022, Outstanding Equity Awards at Fiscal Year End and the Stock Vested and Options Exercised in 2022 tables include additional information with respect to all awards outstanding as of December 31, 2022.

Each participant that received a performance-based stock unit award was awarded a specific number of target units that will be earned by the participant at the end of a three-year performance period based on the Company’s cumulative EPS and TSR. Please refer to the “Long-Term Incentive Compensation” section of the CD&A in this proxy statement for more details regarding our equity compensation program.

(2)

The amounts in this column reflect cash awards earned under the 2022 Annual Bonus Plan, which is previously discussed in more detail under the section entitled “2022 Annual Bonus Determination.” The amounts reported for fiscal year 2022 were

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            51

EXECUTIVE COMPENSATION

COMPENSATION TABLES

based on fiscal year 2022 performance and paid to all of the NEOs in March 2023. The Non-Equity Incentive Plan Compensation was fully payable as of December 31, 2022, and may not be deferred at the election of the NEO.

(3)

The amounts shown in this column represent the aggregate change in actuarial present value of accumulated pension benefits for the NEO participating in the Company’s Supplemental Early Retirement Plan (“SERP”). The SERP was assumed in the acquisition of Bridge Capital Holdings on June 30, 2015 and, therefore, the only named executive officer participating in the SERP is Mr. Boothe. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including years of service, earnings and actuarial assumptions. A discount rate of 5% was used to determine the present value of the accumulated benefit. The Company has not provided above-market or preferential earnings on non-qualified deferred compensation under its Restoration Plan and, accordingly, no such amounts are reflected in this column.

(4)

The amounts in this column summarize the amounts included in the “Other Compensation Table for Fiscal Year 2022” that follows, which reflects the types and dollar amounts of perquisites and other personal benefits provided to the NEOs during fiscal year 2022.

(5)	Messrs. Curley and Bruckner were not NEOs in 2020 and 2021.

Other Compensation Table for Fiscal Year 2022

Name	Registrant Contributions to 401(k) and Restoration Plans ($) (1)	Dividends on Restricted Shares	Car Allowance ($)	Total ($)

Vecchione	15,250	37,585	12,000	64,835

Gibbons	75,854	15,673	12,000	103,527

Boothe	15,250	13,007	12,000	40,257

Curley	15,250	11,457	12,000	38,707

Bruckner	15,250	9,632	12,000	36,882

(1)

In 2022, the Company matched 100% of the executive’s first 5% of compensation contributed. Each executive is fully vested in his contributions. Earnings are calculated based on employees’ election of investments, and distributions are made at the normal retirement date, termination of employment, disability or death. For information on the Company’s contributions to the Restoration Plan, see the Nonqualified Deferred Compensation Table and accompanying narrative below.

Grants of Plan-Based Awards During 2022

The following table contains information about estimated payouts under non-equity incentive plans and long-term equity incentive awards made to each NEO during 2022.

•	“ABP” is the annual incentive cash award payable pursuant to our 2022 Annual Bonus Plan.

•	“PSUs” are performance-based stock unit awards subject to performance-based vesting.

•	“RSAs” are restricted stock awards subject to time-based vesting.

52            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION TABLES

For a more complete understanding of the table, please read the related narrative.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Awards ($)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Kenneth Vecchione
ABP		1,462,500	1,950,000	3,607,500
PSU	2/8/2022				7,936	15,871	31,742		1,627,055
PSU *	4/6/2022				21,348	42,695	85,390		1,550,255
RSA	2/8/2022							15,871	1,625,032
Dale Gibbons
ABP		600,000	800,000	1,480,000
PSU	2/8/2022				3,907	7,813	15,626		800,969
PSU *	2/8/2022				5,860	11,720	23,440		769,184
RSA	2/8/2022							7,814	800,075
Tim Boothe
ABP		279,000	372,000	688,200
PSU	2/8/2022				1,099	2,197	4,394		225,231
PSU *	2/8/2022				2,198	4,395	8,790		288,444
RSA	2/8/2022							2,198	225,053
Steve Curley
ABP		300,000	400,000	740,000
PSU	2/16/2022				1,273	2,545	5,090		245,993
PSU *	2/8/2022				4,884	9,767	19,534		641,008
RSA	2/16/2022							2,546	250,094
Tim Bruckner
ABP		310,500	414,000	765,900
PSU	2/8/2022				1,221	2,442	4,884		250,348
PSU *	2/8/2022				2,442	4,884	9,768		320,537
RSA	2/8/2022							2,442	250,036

*	Represents the special retention PSUs discussed in greater detail in the “Long-Term Incentive Compensation” section of the CD&A.

Non-Equity Incentive Plan Awards (Columns 3-5) The amounts reported in these columns reflect threshold, target and maximum award amounts for fiscal year 2022 pursuant to the 2022 Western Alliance Bancorporation Annual Bonus Plan, which is a performance-based compensation plan. The actual amounts earned by each NEO pursuant to such plan are set forth in the Non-Equity Incentive Compensation Column of the Summary Compensation Table.

Equity Incentive Plan Awards (Columns 6-8) The amounts reported in the first row of these columns reflect threshold, target and maximum award amounts for the 2022-2024 performance cycle pursuant to the PSUs issued as part of our 2022 annual equity awards. The actual amounts, if any, earned by each NEO pursuant to such awards are determined by the Compensation Committee at the end of the three-year performance cycle and are based on the Company’s cumulative EPS and relative total stockholder return during the performance period.

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EXECUTIVE COMPENSATION

COMPENSATION TABLES

Stock Awards (Column 9) The amounts reported in the 9th column reflect the number of shares underlying restricted stock awards that were granted as part of our 2022 annual equity awards. These are time-vested awards which will vest 50% on the second and third anniversaries of the grant date.

Grant Date Fair Value (Column 10) In the case of PSUs issued as part of our 2022 annual equity awards, the grant date fair value is calculated in accordance with FASB ASC Topic 718 for awards with both a market and performance condition. The fair value for the EPS portion of the awards is based on the closing stock price on the grant date adjusted for the lack of dividend rights and the target number of shares, which the Company currently estimates as a probable outcome. The fair value for the relative TSR portion of the awards is determined on the grant date using a Monte Carlo simulation. The fair value for each component is calculated independently of one another. Depending on whether or to what extent the respective performance criteria are met, the number of shares for which the performance units are settled may range from zero to 200%. The second row of PSUs for each respective NEO reflects the special retention PSU awards discussed in greater detail in the “Long-Term Incentive Compensation” section of the CD&A. The fair value for the special retention PSU awards is determined on the grant date using a Monte Carlo simulation adjusted for the probable outcome of the EPS component. Relative TSR acts as a modifier to the overall EPS award and is therefore calculated as one award.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning outstanding stock option awards and unvested RSAs and PSUs held by each NEO as of December 31, 2022. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. We computed the market value of stock awards by multiplying the closing market price of our stock at December 31, 2022 ($59.56), by the number of shares of unvested stock.

		Stock Awards

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#) (1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth Vecchione	2/8/2022	15,871	945,277	15,871	945,277
	4/6/2022			42,695	2,542,914
	2/9/2021	17,661	1,051,889	17,660	1,051,830
	2/7/2020	10,597	631,157	38,147	2,272,059
Dale Gibbons	2/8/2022	7,814	465,402	19,533	1,163,385
	2/9/2021	6,214	370,106	6,214	370,106
	2/7/2020	3,223	191,962	11,603	691,063
Tim Boothe	2/8/2022	2,198	130,913	6,592	392,620
	2/9/2021	2,355	140,264	2,354	140,204
	2/7/2020	1,771	105,481	6,374	379,624
Steve Curley	2/8/2022			9,767	581,723
	2/16/2022	2,546	151,640	2,545	151,580
	2/9/2021	2,780	165,577	2,779	165,517
	2/25/2020	1,839	109,531	6,619	394,204
Tim Bruckner	2/8/2022	2,442	145,446	7,326	436,337
	2/9/2021	2,616	155,809	2,616	155,809
	2/7/2020	1,546	92,080	5,562	331,273

(1)	RSAs granted in 2020, 2021 and 2022 vest in two equal annual installments on the 2nd and 3rd anniversaries of the grant date.

(2)

Based on performance through the end of 2022, amounts shown represent the Company achieving 180% payout for the PSUs granted in 2020 and achieving target performance goals for the PSUs granted in 2021 and 2022.

54            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Stock Vested and Options Exercised in 2022

The following table provides information concerning the vesting of stock during 2022 for each of the NEOs on an aggregate basis. The table reports the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock. For stock awards that vested in 2022, the aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of our common shares on the vesting date. Information regarding exercises of stock options has been omitted because no stock options were exercised by NEOs during 2022.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Kenneth Vecchione	74,300	6,969,018

Dale Gibbons	22,479	1,731,398

Tim Boothe	10,440	925,688

Steve Curley	10,976	1,013,143

Tim Bruckner	5,173	486,940

Pension Benefits for 2022

While we do not offer any pension benefits for any of our employees, we do maintain the Bridge Bank, National Association SERP from which Mr. Boothe benefits. The following table sets forth information regarding pension benefits accrued during the last fiscal year for Mr. Boothe. None of our other NEOs received any pension benefits in 2022.

Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Tim Boothe	SERP	22	1,876,160	—

(1)

The figures shown are determined as of the plan’s measurement date during 2022 under FASB ASC Topic 715, Retirement Benefits, for purposes of our audited financial statements. The Company used a 5% discount rate with 22 years of credited service to determine the present value of the accumulated benefit as of December 31, 2022. The benefit amount is calculated as a percentage of the final three full calendar years average compensation multiplied by the fraction (not more than 1) of years of service over the accrual years threshold. The benefits are fully vested over 10 years of service, and they are payable in 15 annual installments, starting upon retirement at normal retirement age, which is age 65 (or age 62 if employee’s years of service are in excess of the accrual years threshold). Benefits will be actuarially reduced upon retirement at an age that is earlier than the normal retirement age. Since Mr. Boothe has more than 10 years of service, and his years of service as of December 31, 2022 are over the accrual years threshold specified in his executive agreement, his normal retirement age is age 62, and he is 100% vested in his benefits as of December 31, 2022.

Nonqualified Deferred Compensation in 2022

The Company sponsors the Restoration Plan, a non-qualified deferred compensation plan available only to certain executives. The Restoration Plan became effective in 2006. Under the 401(k) Plan, there is a statutory limit on the amount of compensation that can be taken into consideration in determining participant contributions and the Company’s matching contributions. The Restoration Plan allows participants to contribute 6% of their base salary and bonus compensation payable under the Annual Bonus Plan, without regard to the statutory compensation limit, but offset by participant contributions actually made under the 401(k) Plan. The Company makes matching contributions of 50% of the deferred amount up to 3% of all compensation as offset by the amount of matching contributions made on the participant’s behalf under the 401(k) Plan.

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EXECUTIVE COMPENSATION

COMPENSATION TABLES

The following table provides information with respect to the Restoration Plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts. The column “Executive Contributions in 2022” indicates the aggregate amount contributed to such plans by each NEO during 2022. In 2022, no NEO received preferential or above-market earnings on deferred compensation, and no withdrawals or distributions were made.

Name	Executive Contributions in 2022 ($)	Registrant Contributions in 2022 ($) (1)	Aggregate Earnings in 2022 ($)	Aggregate Balance at 12/31/22 ($)

Kenneth Vecchione	—	—	—	—

Dale Gibbons	121,209	60,604	22,858	1,013,539

Tim Boothe	—	—	—	—

Steve Curley	—	—	—	—

Tim Bruckner	—	—	—	—

(1)	Amounts in this column are included in the Summary Compensation Table, in the “All Other Compensation” column, and as a portion of the “Registrant Contributions” column in footnote (3) to that table.

CEO Pay Ratio

We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The Compensation Committee reviewed a comparison of CEO pay to the pay of all our employees in 2022. The compensation for our CEO in 2022 was approximately 84 times the pay of our median employee.

84:1 CEO Pay Ratio

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining the total compensation for all individuals, excluding Mr. Vecchione, who were employed by us on December 1, 2022. To determine total compensation, we used: (1) the W-2 Gross Wages amount for all active employees who were employed during the entire 2022 calendar year; and (2) the annualized gross compensation amount for mid-year hires using December 1, 2022 payroll data. We included all employees, whether employed on a full-time, part-time, or seasonal basis. 2022 was the first year that the Company’s AmeriHome acquisition was included in the calculation. We did not include retired employees or employees on long term leaves of absence who may have received compensation during the course of the year. We did not make any assumptions, adjustments, or estimates with respect to total cash or equity compensation, other than annualizing the compensation for any active employees that were not employed by us for all of 2022.

After identifying the median employee based on total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2022 Summary Compensation Table in this proxy statement.

Accordingly, our median employee for 2022 received total compensation in the amount of $97,638, whereas our CEO’s total compensation for 2022 totaled $8,195,178, such that our 2022 CEO to median employee pay ratio was 84:1.

56            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

Pay Versus Performance

In accordance with rules adopte
d
by the SEC pursuant to the Dodd-Frank
W
all Street Reform and Consumer Protection Ac
t
of 2010, we provide the following disclosure regarding executive “Compensation Actually Paid” or “CAP” and certain performance measures for the fiscal years listed below. The CD&A describes the compensation setting process for our executive officers, which is done independently of the disclosure requirements. We believe that the CD&A fully explains the pay-for-performance
elements of our program.
Pay Versus Performance Table
The following table provides the information required for our NEOs for
e
ach of the
f
iscal years ended December 31, 2022, Decembe
r
31, 2021, and December 31, 2020, along with the required financial information required for each fiscal year.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	GAAP Earnings Per Share
			Table Total for Non- PEO Named Executive Officers ($) (2)		Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)
2022	$8,195,178	$2,246,805	$2,378,119	$909,058	$110	$116	$1,057	$9.70
2021	$7,323,619	$21,611,192	$2,906,340	$7,042,849	$196	$125	$899	$8.67
2020	$6,270,271	$8,327,177	$2,695,393	$3,406,782	$108	$91	$507	$5.04

(1)	Reflects compensation for our Chief Executive Officer, Kenneth Vecchione, who served as our Principle Executive Officer (PEO) in 2020, 2021 and 2022.

(2)
Reflects compensation for Dale Gibbons, Randall Theisen, Timothy Boothe, and Robert Sarver in 2020, Dale Gibbons, Randall Theisen, Timothy Boothe, and Robert Sarver in 2021 and Dale Gibbons, Timothy Boothe, Tim Bruckner, and Steve Curley in 2022, as shown in the Summary Compensation Table for each respective year.

(3)	Peer Group used for TSR comparisons reflects the KBW Regional Banking Index.
To calculate “compensation actually paid” for our CEO and other NEOs the following adjustments were made to Summary Compensation Table total pay by deducting the amounts included under the “Stock Awards” column for each year and adding amounts based on the SEC’s definition of “compensation actually paid.”

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EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

Deductions and Additions to Summary Compensation
T
able Totals

Year	Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total Pay ($)	Additions To Summary Compensation Table Total Pay ($)	Compensation Actually Paid ($)
Kenneth Vecchione [Chief Executive Officer serving as PEO]
2022	$8,195,178	$4,802,343	$(1,146,030)	$2,246,805
2021	$7,323,619	$2,813,315	$17,100,888	$21,611,192
2020	$6,270,271	$2,399,952	$4,456,858	$8,327,177
Average for other Named Executive Officers indicated above
2022	$2,378,119	$1,266,743	$(202,317)	$909,058
2021	$2,906,340	$1,047,953	$5,184,462	$7,042,849
2020	$2,695,393	$955,463	$1,666,852	$3,406,782
Additions To Summary Compensation Table

Year	YE Value of Current Year Awards Outstanding as of YE	+	Change in Value as of YE for Prior Year Awards Outstanding as of YE	+	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	=	Value of Equity for CAP Purposes
Kenneth Vecchione – PEO CAP Fair Value of Equity Calculation
2022	$4,787,493	+	$(5,225,206)	+	$(708,316)	=	$(1,146,030)
2021	$5,557,489	+	$7,222,173	+	$4,321,226	=	$17,100,888
2020	$2,683,412	+	$1,774,307	+	$(860)	=	$4,456,858
NEO – CAP Fair Value of Equity Calculation
2022	$974,662	+	$(1,032,780)	+	$(144,200)	=	$(202,317)
2021	$2,070,147	+	$2,879,554	+	$234,761	=	$5,184,462
2020	$1,068,314	+	$588,909	+	$9,629	=	$1,666,852
The equity awards included above comprise performance share units and restricted stock granted from 2017 through 2022.
The amounts are based on the fair value of the equity awards as of the applicable year end or vesting date as required by SEC rules. Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. Restricted stock awards are valued based on the stock price on the relevant measurement date. Performance stock units are adjusted to reflect an accrued payout factor consistent with assumptions used for ASC 718 purposes, and the stock price on the relevant measurement date.

58            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

Compensation Actually Paid Versus Company Performance
The following charts provide a clear, visual description of the relationship
s
between “compensation actually paid” to our PEO, and the average for our non-PEO
NEOs, to aspects of the Company’s financial performance as included in the Pay Versus Performance Table above. Because a significant portion of compensation for our NEOs is in the form of equity awards, compensation actually paid is generally aligned with TSR.
PEO and average NEO CAP vs Company TSR and KBW Index

PEO and average NEO CAP vs GAAP Net Income

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            59

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

PEO and average NEO CAP vs
GAAP
Earnings Per Share

Tabular List of Company Performance Measures
The following table alphabetically lists th
e
measu
re
s we believe are most important in linking compensation actually paid to company performance during 2022.

(1)	Adjusted EPS

(2)	GAAP EPS

(3)	Net Charge-Off Ratio

(4)	Non-Credit Enhanced Deposit Growth

(5)	Organic Loan Growth

(6)	Relative TSR
Further details on these measures and how they feature in our compensation plans can be found in our CD&A, pages 39-50
.

60            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments upon Termination or Change in Control

On July 28, 2021, the Compensation Committee, under its Board delegated authority, approved the amended and restated Western Alliance Bancorporation Severance and Change in Control Plan (the “Severance Plan”). Under the Severance Plan, certain executives, including the Company’s NEOs, who are designated by the Board and who enter into individual participation agreements are eligible to participate in the Severance Plan and to receive severance and certain other payments under the circumstances set forth in the Severance Plan. All current NEOs have signed the Severance and Change in Control Plan; therefore, all NEOs were eligible for severance benefits payable pursuant to the Severance Plan.

The Severance Plan generally provides that severance benefits will be paid upon

•

the termination of an executive’s employment for unsatisfactory work performance (as defined in the Severance Plan, “Poor Performance”) that does not provide grounds for termination with Cause (as defined in the Severance Plan);

•	the termination of an executive’s employment without Cause (other than a termination for Poor Performance) by the Company or an Affiliate (as defined in the Severance Plan;

•	a retirement at or after age sixty with at least ten years of continuous service (as defined under the Company’s 2005 Stock Incentive Plan) (a “Qualified Retirement”); and

•

the termination of an executive’s employment without Cause (other than a termination for Poor Performance) or by the executive for Good Reason (as defined in the Severance Plan), in either case within the twenty-four month period following a Transaction Event (as defined below) (a “Transaction Event Termination”).

Under the Severance Plan, in the event of a qualifying termination of employment in any of the circumstances described above, and contingent upon the executive’s execution of a binding release agreement and waiver of claims, the executive will be entitled to receive Accrued Benefits (as defined in the Severance Plan), payable in accordance with the Company’s normal payroll practice, and the severance and other payments set forth in the Severance Plan. Following a termination for Poor Performance, the executive will receive a lump sum cash payment in an amount equal to nine months of the executive’s annual base salary for the year in which the termination occurs. Following a termination without Cause (other than a termination for Poor Performance), the executive will receive (i) a lump sum cash payment in an amount equal to one-and-a-half times the executive’s annual base salary for the year in which the termination occurs, plus (ii) a lump sum payment in an amount equal to the sum of (A) any annual bonus earned in the plan year prior to the plan year in which the termination occurs and (B) a pro rata amount of a target annual bonus for the year in which the termination occurs, based on the number of days elapsed in the year the termination occurs, plus (iii) a lump sum cash payment in an amount equal to the Company’s portion of premiums paid for continuation coverage for up to twenty-four months following termination of employment pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. Following a Qualified Retirement, the executive will be entitled to receive a lump sum cash payment of a pro rata amount of the executive’s annual bonus for the year in which the Qualified Retirement occurs, based on the Company’s actual projected performance at the time of the Qualified Retirement.

With respect to a Transaction Event Termination, pursuant to the Severance Plan, a Transaction Event is defined as:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

•	a sale of all or substantially all of the assets of the Company to another person or entity; or

•

any transaction (including a merger or reorganization, in which the Company is the surviving entity), which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 40% or more of the combined voting power of all classes of stock of the Company, including where, for the avoidance of doubt, a majority of the individuals who constitute the Board and the Company’s Officers immediately prior to the Merger of Equals remain in effective control of the Company following the Merger of Equals.

Severance benefits in the event of a Transaction Event consist of:

•

a single lump sum cash severance payment in an amount equal to the sum of (i) two times the executive’s base salary, and (ii) two times the executive’s target annual bonus amount (other than Mr. Vecchione, whose severance multiple is three times base salary plus target annual bonus) ;

•	payment of any annual bonus that the executive earned in the prior year, but which was unpaid as of the executive’s separation from service;

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            61

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

•

to the extent the executive had any outstanding equity awards at the time of executive’s separation from service, the Company shall provide that the equity awards shall receive the same vesting treatment as provided under Executive’s participation agreement as if Executive’s separation from service had occurred immediately following a Transaction Event, with the date of the Transaction Event serving as the date Executive is deemed to have incurred a separation from service for purposes of determining any vesting in connection therewith;

•	payment of a pro rata amount of the executive’s target annual bonus amount for the year in which the executive’s separation from service occurs, based on the number of days elapsed in the year; and

•	payment of the Company’s portion of the cost of continuing coverage under the Company’s group health benefit plan for the executive and the executive’s family for a period of up to 24 months.

If any amount or benefits to be paid or provided to an executive under the Severance Plan or any other arrangement would trigger the excise tax imposed on “excess parachute payments,” the executive’s payments and benefits will be reduced to one dollar less than the amount that would cause the payments and benefits to be subject to the excise tax, unless the executive would be better off (on an after-tax basis) receiving all payments and benefits and paying all applicable excise and income taxes.

The payment of benefits under the Severance Plan is conditioned upon the executive executing a general release in favor of the Company and is subject to the terms of the non-competition, non-solicitation and confidentiality covenants agreed to between each executive and the Company.

The 2005 Stock Incentive Plan provides for the treatment of outstanding options and shares of restricted stock upon the occurrence of a Change in Control. In the event of a Change in Control, unless the successor entity or a parent or subsidiary thereof has agreed in writing to assume or continue the Company’s outstanding stock options and restricted stock awards or to substitute new awards to replace such outstanding awards of the Company, then the outstanding stock options and unvested restricted stock awards will vest in full, and the Board of Directors may elect, in its sole discretion, either to provide that all stock options will be exercisable for a period of 15 days prior to, and contingent upon, the consummation of the Corporate Transaction or to cancel any outstanding options and restricted stock in exchange for an amount of cash or securities. With respect to performance shares, the stock unit agreements provide that, in the event of a Change in Control, the vesting of the 2020, 2021 and 2022 performance shares shall be determined based on performance for the portion of the performance period that elapsed prior to the Change in Control.

Under the Restoration Plan, the Company’s matching contribution in the executive’s account (and all earnings thereon) will become 100% vested immediately (if not already vested) upon a change in control of the Company.

Assuming a change in control or other vesting event occurred on December 31, 2022, the vesting benefit pursuant to the Restoration Plan to each NEO would have been $1,013,539 for Mr. Gibbons, and $0 for the CEO and other NEOs.

The table below reflects the amount of compensation that would have become payable to each of our NEOs under then existing plans if the NEO’s employment had been involuntarily terminated or the NEO resigned for Good Reason immediately following a Change in Control on December 31, 2022. The actual amounts that would be paid upon a NEO’s termination of employment or in connection with a Change in Control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the attained level of performance for performance units, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

Name	Cash Severance ($)	Bonus ($)	Stock Awards ($)	Welfare & Other Benefits ($)	Total ($)

Kenneth Vecchione	11,314,215	2,028,000	9,440,403	33,366	22,815,984

Dale Gibbons	3,992,746	822,035	3,252,024	12,482	8,079,287

Tim Boothe	1,674,000	382,322	1,289,105	33,211	3,378,638

Steve Curley	1,800,000	407,454	1,719,771	33,359	3,960,584

Tim Bruckner	1,748,000	422,868	1,316,752	32,248	3,519,868

62            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Cash Severance (Column 2) The cash severance amount upon a change in control termination for all NEOs other than Mr. Vecchione represents a lump sum payment equal to the sum of (i) two times the NEO’s base salary as of December 31, 2022, and (ii) two times the NEO’s target annual bonus. Mr. Vecchione’s cash severance multiple is three times. Target annual bonus for purposes of cash severance is calculated as the greater of (i) NEO’s target incentive bonus amount as set by the Committee or (ii) an amount equal to the average incentive bonus paid to the NEO over the last three (3) completed calendar years.

Bonus (Column 3) The bonus amount represents the pro-rata payment of the annual bonus based on the number of days that the NEO was employed by the Company during the fiscal year. Because we have assumed that the applicable termination of employment occurred on the last day of our 2022 fiscal year, the amounts reported in this column represent the full annual bonus award payable to each NEO for 2022.

Stock Awards (Column 4) The amounts reported represent the value that would have been attained upon the full vesting of all unvested restricted stock and performance share awards held by the NEO as of December 31, 2022. Amounts attributable to performance shares assume that the 2020 performance share awards would have vested based on achievement of 180% of target and the 2021 and 2022 performance shares would have vested at target performance. The value of each share of restricted stock and performance share subject to accelerated vesting is equal to our common stock’s closing market price per share of $59.56 on December 31, 2022.

Welfare & Other Benefits (Column 5) Represent the lump sum amount equal to the Company portion of the cost of continuing coverage under the Company’s group health benefits plan for the NEO and the NEO’s family (if the NEO qualifies for and elects that coverage) for a period of up to twenty-four (24) months. Amounts are based on premiums paid on the executive’s behalf in 2022.

Non-Change in Control Severance

The table below reflects the amount of compensation that would have become payable to each of our NEOs under the existing plans if the NEO’s employment had been involuntarily terminated without Cause (other than a termination for Poor Performance) prior to a Change in Control on December 31, 2022. Upon an involuntary termination for Poor Performance, the Company shall make a lump sum cash severance payment to the NEO in an amount equal to nine (9) months of the NEO’s Base Salary in effect at the time of the termination.

	Non-CIC Cash Severance ($)	Bonus ($)	Stock Awards ($)	Welfare & Other Benefits ($)	Total ($)

Kenneth Vecchione	1,950,000	2,471,405	3,429,131	33,366	7,883,902

Dale Gibbons	1,200,000	1,196,373	1,068,078	12,482	3,476,933

Tim Boothe	697,500	372,000	555,147	33,211	1,657,858

Steve Curley	750,000	400,000	586,463	33,359	1,769,822

Tim Bruckner	690,000	414,000	501,197	32,248	1,637,445

Cash Severance (Column 2) The cash severance amount upon an involuntary termination prior to a change in control (w/o Cause) for all NEOs represents a lump sum payment equal to one and one-half times the NEO’s base salary as of December 31, 2022.

Bonus (Column 3) The bonus amount represents a pro rata amount of the NEO’s target annual bonus for the Plan Year in which the Executive’s Separation from Service occurs, based on the number of days elapsed in the Plan Year as of the Executive’s Separation from Service. Target annual bonus for purposes of cash severance is calculated as the greater of (i) NEO’s target incentive bonus amount as set by the Committee or (ii) an amount equal to the average incentive bonus paid to the NEO over the last three (3) completed calendar years.

Stock Awards (Column 4) The amounts reported represent equity awards outstanding upon an involuntary termination prior to a change in control (w/o Cause) as of December 31, 2022. All equity awards, whether subject to time-based or performance-based vesting, shall continue to vest as if the NEO had remained employed through the one-year anniversary of the date of the NEO’s termination. Amounts attributable to performance shares reflect the actual achievement of 180% for the 2020 performance share awards. The value of each share of restricted stock and performance share subject to accelerated vesting is equal to our common stock’s closing market price per share of $59.56 on December 31, 2022.

Welfare & Other Benefits (Column 5) Represent the lump sum amount equal to the Company portion of the cost of continuing coverage under the Company’s group health benefits plan for the NEO and the NEO’s family (if the NEO qualifies for and elects that coverage) for a period of up to twenty-four (24) months. Amounts are based on premiums paid on the executive’s behalf in 2022.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            63

EXECUTIVE COMPENSATION

EMPLOYMENT, NONCOMPETITION AND INDEMNIFICATION AGREEMENTS

Employment, Noncompetition and Indemnification Agreements

Employment Agreements

As previously disclosed in the Company’s 2022 proxy statement, in April 2022, the Company entered into a Letter Agreement with Mr. Vecchione, which governs the terms of his employment with the Company. The Letter Agreement provides that Mr. Vecchione will continue as Chief Executive Officer of the Company, reporting directly to the Company’s Board of Directors. Additionally, the Letter Agreement provides for an annual base salary of $1,300,000 in 2022, which increased by $100,000 on January 1, 2023, and will again increase by $100,000 on January 1, 2024. The Letter Agreement further provides for a special performance-based stock unit grant of shares valued at $3,250,000, as of the grant date. It also provides for annual grants of performance-based stock units and restricted stock equal to the total dollar amount at the time of the awards of $3,250,000, $3,500,000, and $3,750,000 in 2022, 2023, and 2024, respectively, and participation rights in the Company’s bonus and incentive plans. The Letter Agreement provides for Mr. Vecchione to participate in the Company’s Annual Bonus Plan with a target of 150% of his then current salary. Mr. Vecchione is also entitled to participate in all employee benefit plans, practices, and programs maintained by the Company.

Noncompetition Agreements

In order to be eligible to receive benefits under the Severance Plan, each NEO must comply with the confidentiality, non-solicitation and non-disparagement covenants set forth in the Severance Plan. In addition, an executive whose employment terminates due to a Qualified Retirement or a Change in Control Termination must also comply with the non-competition covenants set forth in the Severance Plan.

In addition to the non-competition terms described above, in connection with the annual restricted stock unit grants received by the executive officers, the stock agreements related thereto each contain certain non-solicitation and confidentiality covenants pursuant to which the executive agrees not to disclose confidential Company information at any time and not to solicit our employees or customers for a period of one year following termination of employment.

Indemnification Agreements

The Company has entered into indemnification agreements with each of the Company’s directors and executive officers that provide contractual assurance of the indemnification authorized and provided for by the Certificate of Incorporation and Bylaws and the manner of such indemnification.

Certain Transactions with Related Parties

The Company and its banking subsidiaries have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors, officers, and principal stockholders of the Company and its subsidiaries (and their associates), including corporations, partnerships, and other organizations in which such persons have an interest. See “Compensation Committee Interlocks and Insider Participation” on page 33 for more information on these banking transactions.

The Company has various lending, deposit, and loan purchase arrangements with NAF, of which former director Ms. Arvielo is the Co-Founder and President. As of December 31, 2022, NAF had an outstanding loan of $171.7 million, which was made in the ordinary course of business prior to Ms. Arvielo’s nomination as a director of the Company. The Company paid NAF $1.9 million during 2022 in earnings credits based on the average deposit balances. During 2022, the Company purchased $914 million of loans from NAF. NAF sells mortgage loans to the Company with servicing rights retained by NAF; therefore, a monthly servicing fee is paid to NAF to perform the servicing on behalf of the Company. During 2022, the Company paid $1.5 million in servicing fees to NAF.

In addition to the above listed related party transactions, each of Messrs. Vecchione, Gibbons, and Bruckner have family members employed by the Company. These employment relationships are overseen by executives other than Messrs. Vecchione, Gibbons, and Bruckner and are subject to Governance Committee oversight, pursuant to the Company’s Related Party Transactions Policy.

From time to time, the Bank makes loans to its directors and executive officers and related persons and entities. All of the foregoing loans (a) were made in compliance with Regulation O promulgated by the Federal Reserve Board; (b) were made in the ordinary course of business; (c) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (d) did not involve more than the normal risk of collectability or present other unfavorable features.

64            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

CERTAIN TRANSACTIONS WITH RELATED PARTIES

Except as described in the previous paragraphs and except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this proxy statement, there were no transactions during our fiscal year ended December 31, 2022 and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 in which any director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Policies and Procedures Regarding Transactions with Related Persons

In February 2023, the Board of Directors completed its annual review and approval of its Related Party Transactions Policy (“Policy”) that can be found in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

The Policy applies only to specific transactions or arrangements with specified related parties, which includes the Company’s directors, executive officers, beneficial owners of 5% of more of the Company’s voting securities, related entities, and immediate family members of the foregoing. In general, under the Policy, unless the transaction is deemed to be pre-approved under the Policy, every transaction involving a related party that involves amounts greater than $120,000 must be approved by the Governance Committee.

In accordance with Federal Reserve Board Regulation O, the Company’s bank subsidiary has adopted a formal policy governing any extensions of credit to any executive officer, director or significant stockholder of the bank or any affiliate. These policies require, among other things, that any such loan (a) be made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with unrelated persons, (b) not involve more than the normal risk of collectability or present other unfavorable features for the bank, and (c) be approved by a majority of the bank’s full board of directors, without the direct or indirect participation of the interested person. Any transactions between the Company and an officer or director of the Company (or any of its affiliates), or an immediate family member of such an officer or director, falling outside the scope of these formal policies must be conducted at arm’s length. Any consideration paid or received by the Company in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            65

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth as of the Record Date, April 17, 2023, (except as noted) the record and beneficial ownership of the Company’s common stock by: (a) persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock; and (b) each director, director nominee and NEO. The ownership of all directors and executive officers (not just NEOs) as a group is provided at the bottom of the table.

The information contained herein has been obtained from the Company’s records and from information furnished to the Company by each person. An asterisk represents less than one percent of the class. The Company knows of no person who owns, beneficially or of record, either individually or with associates, more than 5% of the Company’s common stock, except as set forth below.

Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (#)	Percent of Class (2)

The Vanguard Group (3)	10,092,749	9.21%

Capital International Investors (4)	7,707,976	7.03%

T. Rowe Price Associates, Inc. (5)	6,360,932	5.80%

T. Rowe Price Investment Management, Inc. (6)	6,058,243	5.53%

Citadel Advisors LLC (7)	5,781,968	5.28%

Bruce D. Beach	48,797	*

Kevin M. Blakely	2,996	*

Timothy Boothe	58,382	*
Tim Bruckner	20,244	*
Stephen Curley	36,234	*

Juan Figuereo	12,619	*

Paul S. Galant	2,996	*

Dale Gibbons (8)	282,119	*
Howard Gould	43,779	*

Marianne Boyd Johnson	368,755	*

Mary Tuuk Kuras	—	*

Robert Latta	49,942	*

Adriane McFetridge	15,958	*

Anthony Meola	—	*

Michael Patriarca	28,531	*

Bryan Segedi	13,769	*

Donald Snyder	97,405	*

Sung Won Sohn	48,347	*

Kenneth Vecchione	421,059	*

All directors and executive officers as a group (22 persons)	1,658,655	1.51%
*	Less than 1%

(1)

In accordance with the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if such person has or shares voting power and/or investment power with respect to the shares, or has a right to acquire beneficial ownership at any time within 60 days from April 17, 2023. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Shares subject to outstanding stock options and warrants, which an individual has the right to acquire within 60 days of April 17, 2023 (“exercisable stock options” and “exercisable warrants,” respectively), are deemed to be outstanding for the purpose of

66            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities. The business address of each of the executive officers and directors is One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Telephone: (602) 389-3500.

(2)	Percentage calculated on the basis of 109,503,876 shares of common stock outstanding on April 17, 2023.

(3)

Based on a Schedule 13G filed by The Vanguard Group Inc. (“Vanguard”) on February 9, 2023. Vanguard has sole voting power of 0 shares, shared voting power of 55,993 shares, sole dispositive power of 9,927,387 shares, and shared dispositive power of 165,362 shares. Vanguard’s address is 100 Vanguard Blvd. Malvern, Pennsylvania 19355.

(4)

Based on a Schedule 13G filed by Capital International Advisors (“Capital Advisors”) on February 13, 2023. Capital Advisors has sole voting power of 7,115,409 shares, shared voting power of 0 shares, sole dispositive power of 7,707,976 shares, and shared dispositive power of 0 shares. Capital Advisor’s address is 333 S. Hope Street, 55th Fl, Los Angeles, California 90071.

(5)

Based solely on information as of December 31, 2022, contained in an amendment to a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on February 14, 2023. These securities are owned by various individual and institutional investors which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. T. Rowe Price has sole voting power of 3,849,474 shares, shared voting power of 0 shares, sole dispositive power of 6,360,932 shares, and shared dispositive power of 0 shares. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price’s address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)

Based on a Schedule 13G filed by T. Rowe Price Investment Management, Inc. (“T. Rowe Investment”) on February 14, 2023. T. Rowe Investment has sole voting power of 2,945,575 shares, shared voting power of 0 shares, sole dispositive power of 6,058,243 shares, and shared dispositive power of 0 shares. T. Rowe Investment’s address is 101 E. Pratt Street, Baltimore, Maryland 21201.

(7)

Based on a Schedule 13G filed by Citadel Advisors LLC (“Citadel”) on March 14, 2023. Citadel has sole voting power of 0 shares, shared voting power of 5,781,968 shares, sole dispositive power of 0 shares, and shared dispositive power of 5,781,968 shares. Citadel’s address is 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.

(8)	Mr. Gibbons’ share ownership includes 130,000 shares pledged or held in a margin account.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            67

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

As of December 31, 2022, there are no outstanding options under the Company’s 2005 Stock Incentive Plan (the only plan pursuant to which the Company issues equity awards). The amounts reflected in the table below represent both the total number of shares of common stock remaining available for future issuance under the Company’s 2005 Stock Incentive Plan and the outstanding options and shares assumed as part of the acquisition of Bridge Capital Holdings on June 30, 2015, which were issued pursuant to the now closed Bridge Capital Holdings’ 2006 Equity Incentive Plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders (1)	7,239	$24.81	1,937,747

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	7,239	$24.81	1,937,747

(1)	Shares issued in respect of these assumed options do not count against the share limits of the 2005 Stock Incentive Plan.

68            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

PROPOSAL NO. 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Proposal No. 2. Advisory (Non-Binding) Vote on Executive Compensation

Section 14A of the Exchange Act requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, no less than once every three years. Consistent with the desire of the Company’s stockholders expressed at the 2018 Annual Meeting of Stockholders to conduct the advisory vote on executive compensation annually, the Company has elected to provide for annual votes on executive compensation.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and other related tables and disclosures therein.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible interests of management and stockholders. Our Board of Directors believes that our compensation policies and practices achieve these objectives.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and Compensation Committee may consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement (an advisory, non-binding “Say on Pay” resolution).

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            69

INDEPENDENT AUDITORS

FEES AND SERVICES

Independent Auditors

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed RSM US LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2023, and the related internal controls over financial reporting, as of December 31, 2023. RSM US LLP has served as the independent auditor for the Company since 1994. Representatives of RSM US LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions posed by the stockholders.

Fees and Services

The following table shows the aggregate fees billed to the Company for professional services by RSM US LLP for fiscal years 2022 and 2021.

	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)
Audit Fees	4,032,541	2,885,346
Audit-Related Fees	57,750	45,600

Total	4,090,291	2,930,946

Audit Fees. Audit fees for both years include professional fees and costs associated with audits of consolidated financial statements and review of Form 10-K; SAS 100 reviews of interim financial information and related Forms 10-Q. Audit fees also include amounts related to debt and stock offering procedures.

Audit-Related Fees. Audit-related fees include audits of an employee benefit plan.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve all audit and non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Audit Committee. Unless a type of service has received general pre-approval under the policy or involves de minimis fees, the service will require specific approval by the Audit Committee. The Audit Committee may delegate to its Chair the authority to pre-approve services of the independent auditors, provided that the Chair must report any such approvals to the full Audit Committee at its next scheduled meeting. All Audit and Audit-Related Fees described above were approved by the Audit Committee before services were rendered.

70            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

INDEPENDENT AUDITORS

PROPOSAL NO. 3. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

Proposal No. 3. Ratification of Appointment of the Independent Auditor

The Audit Committee has appointed the firm of RSM US LLP as the independent auditor to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2023, and the Company’s internal control over financial reporting as of December 31, 2023. Representatives of RSM US LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of the appointment of the Company’s independent auditor is not required by our bylaws or otherwise, we are submitting the selection of RSM US LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for the Company.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent auditor.

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EQUITY PLAN AMENDMENT

EQUITY PLAN AMENDMENT

EQUITY PLAN AMENDMENT

At the Annual Meeting, the stockholders will be asked to approve the amendment and restatement (the “Amendment and Restatement”) of the Western Alliance Bancorporation 2005 Stock Incentive Plan (the “Incentive Plan”). The Company’s Board of Directors and stockholders previously approved the BankWest of Nevada 1997 Incentive Stock Option Plan, the BankWest of Nevada 1997 Nonqualified Stock Option Plan, the Western Alliance Bancorporation 2000 Stock Appreciation Rights Plan and the Western Alliance Bancorporation 2002 Stock Option Plan (together, referred to as the “prior plans”). Stockholders approved the Incentive Plan at the Company’s 2005 Annual Meeting, which was subsequently amended in 2007, 2009, 2012, 2014, 2016 and 2020. The Incentive Plan is an amendment and restatement of the prior plans and therefore supersedes the prior plans, while preserving the material terms of the outstanding prior plan awards. Awards made under any of the prior plans are subject to the terms and conditions of the Incentive Plan, which has been structured so as not to impair the rights of award holders under the prior plans.

We believe that in order to successfully attract and retain the best possible candidates for positions of responsibility and to provide them with appropriate incentives to contribute to the Company’s success, we must continue to offer a competitive equity incentive program. As of March 1, 2023, a total of 1,645,793 shares remained available for the grant of new awards under the Incentive Plan. We believe that the number of shares available under the Incentive Plan are insufficient to meet the Company’s anticipated needs. The increase in shares authorized pursuant to the Amendment and Restatement will ensure that the Company will continue to have available a reasonable number of shares for its equity incentive program. In addition, the Amendment and Restatement will extend the term of the Incentive Plan, which is currently set to expire on April 15, 2030 and make certain administrative changes to the Incentive Plan as described more fully below.

Accordingly, on April 7, the Company’s Board of Directors adopted the Amendment and Restatement, subject to approval by the Company’s stockholders, to:

•	increase the maximum number of shares of the Company’s common stock available for issuance thereunder by 2,800,000 shares, from 12,180,000 to 14,980,000 shares; and

•	extend the term of the Incentive Plan to April 7, 2033.

As discussed further below, the Amendment and Restatement includes certain other modifications to the terms of the Incentive Plan intended to address recent changes in law, clarify certain provisions, and add additional features intended to benefit stockholders, including:

•	A new minimum vesting requirement for awards;

•	The removal of “liberal” share counting rules for awards of stock options and stock appreciation rights; and

A requirement that awards will be subject to all applicable compensation recovery (clawback) policies, including any such policy required to be adopted under recent rules related to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Select Plan Data as of March 1, 2023

New Shares Requested under the Amendment and Restatement	2,800,000

Full Value Awards Outstanding *	1,617,792

Shares Available For Future Awards	1,645,793

Total Share Allocation (TSA)	6,063,585

Common Shares Outstanding as of March 1, 2023	109,517,027

Dilution (TSA / Common Shares Outstanding as of March 1, 2023 + TSA)	5.54%

The Board of Directors urges you to vote in favor of this proposal to amend and restate the Incentive Plan.

72            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

EQUITY PLAN AMENDMENT

EQUITY PLAN AMENDMENT

2005 Stock Incentive Plan

The following summary of the Incentive Plan is subject to the specific provisions contained in the complete text of the Incentive Plan. A copy of the Amendment and Restatement is included as Appendix A to this proxy statement.

Purpose. The purpose of the Incentive Plan is to attract and retain highly qualified officers, directors, key employees, consultants and advisors, and to motivate them to expend maximum effort to improve the Company’s business results and earnings. These incentives may be provided through the grant of stock options, stock appreciation rights, restricted and unrestricted stock awards, stock units, dividend equivalent rights and cash awards.

Key Features Designed to Protect Stockholders’ Interests. The Incentive Plan’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following plan features:

•

No Evergreen Feature. The maximum number of shares available for issuance under the plan is fixed and cannot be increased without stockholder approval. In addition, the plan expires by its terms on a specified date.

•	Repricing Prohibited. Stockholder approval is required for any repricing of underwater stock options and stock appreciation rights.

•	No Discount Awards. Stock options and stock appreciation rights must have an exercise price no less than the fair market value of the stock on the date the award is granted.

•	Per-Participant Limit on Awards. The plan limits the size of awards that may be granted during any one year to any one participant, including limits on awards to non-employee directors.

•

Award Design Flexibility. Different kinds of awards may be granted under the plan, giving us the flexibility to design our equity incentives to compliment the other elements of compensation and to support our attainment of strategic goals.

•	Performance-Based Awards. The plan permits the grant of performance-based stock awards that are payable upon the attainment of specified performance goals.

•

Minimum Vesting Requirements. The Amendment and Restatement adds minimum vesting requirements. Equity-based awards generally cannot vest earlier than one year after grant. Certain limited exceptions are permitted.

•

No Liberal Share Counting for Options/SARs. The Amendment and Restatement prohibits us from re-using shares that are tendered or surrendered to pay the exercise cost or tax obligation for grants of stock options and stock appreciation rights. The only shares that are re-used in the Amendment and Restatement are for awards that have been canceled, forfeited, expired, for awards settled in cash, or withheld to cover tax obligations in case of full-value awards such as restricted stock and PSUs.

•	Dividends. The Amendment and Restatement clarifies that we do not pay or accrue dividends or dividend equivalents on stock options or stock appreciation rights.

•	Clawback. The Amendment and Restatement requires that awards will be subject to any compensation recovery (clawback) policy adopted by the Company, including as required by the Dodd-Frank Act.

Shares Authorized. The Incentive Plan authorizes the issuance of a maximum of 12,180,000 shares of our common stock, including shares subject to awards that were outstanding under the prior plans on the effective date of the Incentive Plan. If this proposal is approved by the stockholders, the cumulative number of shares of common stock authorized for issuance under the Incentive Plan will be increased by 2,800,000 shares to an aggregate of 14,980,000 shares. Without reducing the number of shares otherwise available for the grant of awards under the Incentive Plan, the Company may assume or substitute replacement awards under the Incentive Plan for awards of service providers of companies that it may acquire.

On March 31, 2023, the closing price of the Company’s common stock as reported by the New York Stock Exchange was $35.54.

Source of Shares; Adjustments. The common stock issued or to be issued under the Incentive Plan consists of authorized but unissued and reacquired shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Incentive Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Incentive Plan. Proportional adjustments will be made to the number and kind of shares subject to outstanding awards, to the per share exercise price of outstanding stock options and stock appreciation rights, to the number and kind of shares available for issuance under the Incentive Plan, and to the individual limitations on awards described below, in order to appropriately reflect the effect of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, distribution payable in capital stock of the Company or any other entity or other assets, and other similar events.

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EQUITY PLAN AMENDMENT

EQUITY PLAN AMENDMENT

In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the Incentive Plan if the proposal is approved by stockholders: (a) any award that is settled in cash rather than by issuance of shares of common stock, (b) shares surrendered or tendered in payment of any taxes required to be withheld in respect of a full-value award, such as restricted stock, stock units, PSUs or other stock awards, or (c) awards granted in assumption of or in substitution for awards previously granted by an acquired company. However, as a change from the current Incentive Plan, under the Amendment and Restatement any shares tendered or withheld to pay the option exercise price or tax withholding for stock options or stock appreciation rights will continue to count against the aggregate number of shares of common stock available for grant under the Amendment and Restatement. Stock appreciate rights are counted based on the gross number of shares covered by the award, not the net shares settled at exercise. Any shares of common stock repurchased by us with cash proceeds from the exercise of stock options will not be added back to the pool of shares available for grant under the Amendment and Restatement.

Award Limits. The Incentive Plan contains certain individual limits on the maximum amount that can be paid in cash under the Incentive Plan and on the maximum number of shares of common stock that may be issued under the Incentive Plan in a calendar year. The maximum number of shares subject to options or stock appreciation rights that can be issued under the Incentive Plan to any person is 150,000 shares in any calendar year. The maximum number of shares that can be issued under the Incentive Plan to any person, other than pursuant to an option or stock appreciation right, in any calendar year is 300,000 shares. The maximum amount that may be earned as an annual incentive award or other cash award in any calendar year by any one person is $5.0 million, and the maximum amount that may be earned in any performance period under a performance award or other cash award by any one person is $15.0 million.

In addition, no more than $600,000 may be granted in equity-based awards during any one calendar year to a non-employee director, based on the grant date fair value for accounting purposes of the award. Certain exceptions may apply.

Administration. The Incentive Plan is administered by the Board of Directors and, to the extent of its delegated authority, by the Compensation Committee. All references in this description of the Incentive Plan to the Compensation Committee include the Board of Directors. Subject to the terms of the Incentive Plan, the Compensation Committee may select participants to receive awards; determine the types of awards, terms and conditions of awards; and interpret provisions of the Incentive Plan. At its discretion, the Compensation Committee may grant awards under the Incentive Plan in substitution or exchange for any other awards granted under the Incentive Plan or another plan of the Company, any affiliate or any business entity acquired by the Company or an affiliate, or any other right of a grantee to receive payment from the Company or any affiliate.

Eligibility. Awards may be made under the Incentive Plan to employees, officers, directors, consultants and advisors to the Company or an affiliate whose participation in the Incentive Plan is determined to be in the Company’s best interests by the Compensation Committee. As of March 31, 2023, there were approximately 1,635 employees, 8 officers, 13 directors, and 0 consultants and advisors eligible to participate in the Incentive Plan.

Amendment or Termination of the Incentive Plan. While the Board of Directors may suspend, terminate or amend the Incentive Plan at any time, no amendment may adversely impair the rights of grantees with respect to outstanding awards without their consent. In addition, an amendment will be contingent on approval of the Company’s stockholders to the extent required by law or the requirements of an applicable stock exchange. Prior to the Amendment and Restatement, the Incentive Plan will automatically terminate on April 15, 2030. If this proposal is approved by the stockholders, the Incentive Plan will be extended and automatically terminate on April 7, 2033, unless terminated earlier.

No Repricing. Without stockholder approval, the Compensation Committee is not authorized to (a) lower the exercise or grant price of a stock option or stock appreciation right after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the Incentive Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or stock appreciation right at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or stock appreciation right, restricted stock, stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Minimum Vesting Requirements. While the Compensation Committee generally may set the terms and conditions of awards, the Amendment and Restatement requires that equity-based awards may not vest earlier than the first anniversary of the date the award is granted. This requirement does not apply to (1) substitute awards, (2) shares delivered in lieu of fully vested cash awards or (3) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (but not sooner than 50 weeks after the grant date). Also, the Compensation Committee may grant

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EQUITY PLAN AMENDMENT

equity-based awards without regard to the minimum vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the Amendment and Restatement. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability, or a change in control, in the terms of the award or otherwise.

Stock Options. The Compensation Committee may grant options to purchase shares of common stock intended to qualify as incentive stock options within the meaning of Section 422 of the Code and stock options that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The exercise price of each stock option may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. If the Company were to grant incentive stock options to any holder of more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (a “10% stockholder”), the exercise price may not be less than 110% of the fair market value of the Company’s common stock on the date of grant.

The term of each stock option will be fixed by the Compensation Committee but may not exceed 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder). The Compensation Committee determines at what time or times and upon what conditions each option may be exercised and the period of time, if any, after an optionee’s death, disability, retirement or other termination of employment during which options may be exercised. The exercisability of options may be accelerated by the Compensation Committee. In general, an optionee may pay the exercise price of an option by cash or cash equivalent, by tendering shares of the Company’s common stock having a fair market value equal to the exercise price to be paid or by means of a broker-assisted cashless exercise.

Stock options granted under the Incentive Plan generally may not be transferred or assigned other than by will or under applicable laws of descent and distribution or pursuant to a domestic relations order. However, the Company may permit limited transfers of nonqualified stock options without receipt of value to or for the benefit of immediate family members of optionees.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights in conjunction with an option or other award under the Incentive Plan or independently of any other award. Stock appreciation rights are rights to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the excess of the fair market value of the shares underlying the rights over the exercise price of those rights, which may not be less than the fair market value of the shares on the date of grant. All other terms and conditions applicable to stock appreciation rights will be determined by the Compensation Committee and are substantially similar to those applicable to stock options that may be granted under the Incentive Plan.

Stock and Stock Unit Awards. The Compensation Committee may grant awards of restricted stock, unrestricted stock or stock units under the Incentive Plan. Such awards may be granted for no consideration other than services rendered by the grantee or for such monetary consideration as determined by the Compensation Committee. Shares of restricted stock are shares of common stock of the Company that are issued subject to service or performance-based vesting conditions determined by the Compensation Committee. Stock units are rights to receive shares of common stock upon the future satisfaction of service or performance-based vesting conditions determined by the Compensation Committee. Until the applicable vesting conditions have been satisfied, neither shares of restricted stock nor stock units may be sold, transferred, assigned, pledged or otherwise disposed of. Any shares of restricted stock or stock units that remain unvested on their holder’s termination of service will be immediately forfeited, except as otherwise provided by the Compensation Committee in the applicable award agreement. Unless otherwise provided by the Compensation Committee, holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the Compensation Committee may provide that the dividends will be subject to the same or different vesting conditions and restrictions as applied to the original award. Holders of stock units have no voting rights as stockholders but may be provided with a right to receive dividend equivalents payable in cash or in additional stock units.

Performance and Annual Incentive Awards. The Compensation Committee may provide for stock- or cash-based awards under the Incentive Plan whose grant, vesting or settlement is conditioned upon the achievement of one or more specified goals tied to objective business criteria over such periods as the Compensation Committee determines. Annual incentive awards have performance period of up to one year, while performance awards may have a performance period of up to 10 years.

Payment of any performance or annual incentive award to a covered employee is contingent upon a written determination by the Compensation Committee of the achievement of the applicable performance goals and the amount of the award that has become payable as a result. The Compensation Committee, in its discretion, may reduce (but not increase) the amount of a performance or annual incentive award that is otherwise payable based on the achievement of performance goals. In granting a performance or annual incentive award, the Compensation Committee will specify the circumstances under which the award will be paid or

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EQUITY PLAN AMENDMENT

EQUITY PLAN AMENDMENT

forfeited in the event of the termination of the grantee’s service prior to the end of the applicable performance period or settlement of the award. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such performance or annual incentive awards.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights either as a component of another award or as a separate award. Dividend equivalent rights are rights entitling the recipient to receive cash or shares of common stock equal in value to cash dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may be paid at the time of the dividend payment on common stock or may be converted into additional shares of stock or stock units and settled at a specified later time, such as at the time a related award vests or is settled.

Effect of Corporate Transactions. The occurrence of a corporate transaction may cause awards granted under the Incentive Plan to vest in full and to be exercised or settled prior to the consummation of the transaction, unless the awards are assumed, continued or substituted for by the successor entity or its parent or subsidiary in connection with the corporate transaction. Alternatively, the Compensation Committee may elect to cancel any outstanding awards and pay, or cause to be paid, to the holder an amount in cash or securities having a value determined in accordance with the Incentive Plan. Any options or stock appreciation rights that are not assumed or continued will terminate upon the consummation of the corporate transaction. A corporate transaction means the Company’s dissolution or liquidation; a merger, consolidation, or reorganization in which the Company is not the surviving entity; a sale of all or substantially all of the Company’s assets or any transaction which results in any person or entity owning 50% or more of the combined voting power of the Company’s stock.

Change in Control Accelerated Vesting of Prior Plan Awards. With respect to the awards outstanding under the prior plans as of the effective date of the Incentive Plan, all such awards become fully vested, and, in the case of options, exercisable in connection with the consummation of a change in control as defined in the applicable prior plan, provided the award remains outstanding upon the change in control and relates to a continuing employee or other service provider and except to the extent retaining the unvested status of certain outstanding options eliminates any excise tax under section 4999 of the Code that, if applied, would produce an unfavorable net after-tax result for the option holder.

Clawback. All awards granted under the Incentive Plan will be subject to the Dodd-Frank Act regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under the Dodd-Frank Act, any policies we adopt to implement such requirements, and any other compensation recovery policies as we may adopt from time to time.

Summary of Federal Income Tax Considerations

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the participant’s disposition of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the participant will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits, which may arise with respect to optionees subject to the alternative minimum tax.

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EQUITY PLAN AMENDMENT

EQUITY PLAN AMENDMENT

Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonqualified stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant receiving a grant of restricted stock normally recognizes ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to treat the full value of the grant as taxable income on the grant date by filing an election with the Internal Revenue Service. Upon the sale of restricted stock, any gain or loss, based on the difference between the sale price and the fair market value of the shares at vesting (or earlier Section 83(b) election), will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the acquisition of restricted stock, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Units Awards. A participant generally will recognize no income upon the grant of a stock units award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on settlement. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of, or in anticipation of, a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999. Under these provisions, the participant would be subject to a 20% excise tax on, and the Company would be denied a deduction with respect to, any “excess parachute payments.”

Awards Subject to Section 409A of the Code. Certain awards granted under the Incentive Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards (“409A awards”) are intended to comply with the requirements of Section 409A. 409A awards are subject to additional rules, including restrictions on the time and form of payment of awards. For certain individuals who are “specified employees”, payment of 409A awards will be delayed for six months after the individual’s separation from service. If a 409A award fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if a 409A award fails to comply with the provisions of Section 409A, the recipient of that award will be responsible for the payment of an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest requirements with respect to such amounts.

Plan Benefits

The amount and timing of awards granted under the Incentive Plan are determined in the sole discretion of the Compensation Committee and therefore cannot be determined in advance. The future awards that would be received under the Incentive Plan by directors, executive officers and other employees are discretionary and are therefore not determinable at this time.

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EQUITY PLAN AMENDMENT

PROPOSAL NO. 4. EQUITY PLAN AMENDMENT

Proposal No. 4. Equity Plan Amendment

The proposal to amend and restate the 2005 Stock Incentive Plan to increase the number of shares of our common stock available for issuance thereunder will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the amendment and restatement of the Western Alliance Bancorporation 2005 Stock Incentive Plan.

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ADDITIONAL INFORMATION

VOTING RIGHTS

Voting Rights

Only stockholders of record at the close of business on April 17, 2023 (“Record Date”) are entitled to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were 109,503,876 shares of common stock outstanding and eligible to be voted at the Annual Meeting. Each holder of common stock shall have one vote for each share of common stock of the Company in the holder’s name on the Record Date.

Stockholders who do not plan to attend the Annual Meeting in person or who will attend the Annual Meeting but wish to vote by proxy may do so as follows:

•	Internet: going to www.proxydocs.com/WAL and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•	Telephone: calling 1-866-249-5139 and following the voice prompts. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•

Mail (if you request to receive your proxy materials by mail): marking your vote on your proxy card, signing your name exactly as it appears on your proxy card, dating your proxy card, and returning it in the envelope provided.

Stockholders who provide their proxy over the internet may incur costs, such as telephone and internet access charges, for which the stockholder is responsible. Eligible stockholders of record will not be able to provide their proxy through the internet or over the telephone after 11:00 a.m. Mountain Time on June 14, 2023. After such time, stockholders of record will only be able to vote by attending the Annual Meeting and voting in person. Beneficial holders have until 11:59 p.m. Eastern Time on June 13, 2023, to provide their proxy through the internet or over the telephone.

A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date (including a proxy given over the internet or by telephone), or by voting in person at the Annual Meeting. Attendance at the Annual Meeting without voting will not revoke a previously provided proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (“record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct.

If you do not give instructions, whether the broker can vote your shares depends on whether the proposal is considered “routine” or “non-routine” under New York Stock Exchange (“NYSE”) rules. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. The Ratification of Auditor is the only proposal set forth in this proxy statement that is considered routine.

For each of the proposals to be considered at the Annual Meeting, abstentions and broker non-votes will have the following effect:

Proposal No. 1 – Election of Directors. Broker non-votes and abstentions will have no effect on this proposal.

Proposal No. 2 – Advisory (Non-Binding) Vote on Executive Compensation. Broker non-votes will have no effect on this proposal. Abstentions will have the same effect as a vote against this proposal.

Proposal No. 3 – Ratification of Auditor. Broker non-votes will have no effect on this proposal. Abstentions will have the same effect as a vote against this proposal

Proposal No. 4 – Equity Plan Amendment. Broker non-votes will have no effect on this proposal. Abstentions will have the same effect as a vote against this proposal

If your shares are held in the name of a bank or broker, your ability to provide a proxy over the internet or via the telephone will depend on the processes of your bank or broker. Therefore, we recommend that you follow the instructions on the form you receive.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            79

ADDITIONAL INFORMATION

VOTING RIGHTS

Your proxy is being solicited by the Board of Directors of the Company. Your proxy will be voted as you direct; however, if no instructions are given on an executed and returned proxy, it will be voted FOR the election of the twelve director nominees for a one-year term, FOR the approval of our executive compensation, FOR the ratification of our auditors, and FOR the approval of the amendment and restatement of the 2005 Stock Incentive Plan.

If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters in their discretion. The Company filed its annual report on Form 10-K for its 2022 fiscal year with the Securities and Exchange Commission (“SEC”) on February 23, 2023. Stockholders may obtain, free of charge, a copy of our annual report on Form 10-K by visiting www.proxydocs.com/WAL or www.westernalliancebancorporation.com, or by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Quorum and Votes Required

The presence in person or by proxy of the holders of a majority of the shares of the capital stock of the corporation entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote, for purposes of determining the presence of a quorum at the Annual Meeting. Our Board of Directors has recommended you vote “FOR” the director-nominees, “FOR” the approval of our executive compensation, “FOR” the ratification of our auditor, and “FOR” the approval of the amendment and restatement of the 2005 Stock Incentive Plan.

Proposal No. 1 – Election of Directors.

A nominee will be elected if the votes cast for the nominee’s election exceed the votes cast against such nominee’s election. There is no cumulative voting in the election of directors.

Proposal No. 2 – Advisory (Non-Binding) Vote on Executive Compensation.

The annual advisory vote will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. Because the vote is advisory, neither the Company nor the Board of Directors will be bound to act based upon the outcome. However, the Compensation Committee and Board of Directors will consider the outcome of the vote when considering future executive compensation arrangements.

Proposal No. 3 – Ratification of Auditor.

The proposal to ratify the appointment of RSM US LLP as the Company’s independent auditor will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2023 will stand, unless the Audit Committee finds other good reason for making a change.

Proposal No. 4 – Equity Plan Amendment.

The proposal to amend and restate the 2005 Stock Incentive Plan to increase the number of shares of our common stock available for issuance thereunder will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal.

Shares in the Company 401(k) Plan

If you hold shares in the Western Alliance Bancorporation 401(k) Plan (the “401(k) Plan”), you may instruct the plan trustee on how to vote your shares in the 401(k) Plan by mail, by telephone or over the internet as described above. You may vote or provide instructions with respect to all of the shares of our common stock allocated to your account on the Record Date.

In addition, your vote or instructions will also apply pro rata, along with the votes or instructions of other participants in the 401(k) Plan who return voting instructions to the trustee, to all shares held in the 401(k) Plan for which voting directions are not received. These undirected shares may include shares credited to the accounts of participants who do not return their voting instructions and shares held in the 401(k) Plan that were not credited to individual participants’ accounts as of the Record Date. The trustee will automatically apply your voting preference to the undirected shares proportionately with all other participants who provide voting directions.

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ADDITIONAL INFORMATION

OTHER MATTERS

Other Matters

Attending the Annual Meeting

You may attend the Annual Meeting if you were a stockholder as of the Record Date. If you are a stockholder and would like to attend the Annual Meeting, please be prepared to show proof of your stock ownership as of the Record Date (e.g., by bringing a copy of your proxy card or an account statement showing your name and your shares) along with a proper form of photo identification, otherwise you may not be admitted. To ensure a smooth security check-in, and to allow the meeting to begin promptly, please arrive no later than thirty minutes prior to the scheduled start of the Annual Meeting (if you have not arrived by that time you may be turned away). To allow for stockholders to participate in the Annual Meeting the Company reserves the right to restrict the admission of guests or other attendees who are not stockholders. For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

Notice and Access

We use the SEC notice and access rule that allows us to furnish our proxy materials to our stockholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about April 27, 2023, we sent our stockholders by mail a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice. Using notice and access allows us to reduce our printing and mailing costs and the environmental impact of our proxy materials. The Company will pay all expenses incurred in this solicitation.

Cost of Proxy Solicitation

The Company is soliciting proxies by mail, over the internet and by telephone, and the Company’s directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. The Company is paying the costs of this solicitation. In addition, the Company has retained Morrow Sodali, LLC of 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902 to assist in the solicitation of proxies for a fee of $9,000 plus disbursements based on out-of-pocket expenses, telecommunicators, directory assistance and related telephone expenses. Proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

Stockholder Proposals for the 2024 Annual Meeting

Any proposal which a stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to its 2024 Annual Meeting of stockholders must be received by the Company in writing on or before the close of business on December 29, 2023 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act, including the proof of ownership requirements of Rule 14a-8(b)(2), and Delaware law. Proposals must be addressed to the Corporate Secretary at the Company’s principal executive offices located at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004.

Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Governance Committee reviews all stockholder proposals and makes recommendations to the Board of Directors for actions on such proposals. For information on qualifications of director nominees considered by our Governance Committee, see the “Corporate Governance – Director Selection Process” section of this proxy statement.

In addition, under our Bylaws, any stockholder who intends to nominate a candidate for election to the Board of Directors or to propose any business at our 2024 Annual Meeting that is not to be included in the proxy statement, must give notice to our Corporate Secretary between February 14, 2024 and the close of business on March 16, 2024. The notice must include information specified in Rule 14a-19(b) (for director nominees other than the Company’s nominees, if applicable), our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to the Company’s stock. If the 2024 Annual Meeting is held more than 30 days from the anniversary of the 2023 Annual Meeting of stockholders, the stockholder must submit notice of any such nomination and of any such proposal that is

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ADDITIONAL INFORMATION

OTHER MATTERS

not to be included in the proxy statement by the later of the 90th day before the 2024 Annual Meeting or the 10th day following the day on which the date of such meeting is first publicly announced. We will not entertain any proposals or nominations at the 2024 Annual Meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Company strongly encourages stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the SEC’s new universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2024.

Annual Report on Form 10-K

The Company has filed its Annual Report on Form 10-K for its 2022 fiscal year with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary, or from the website www.proxydocs.com/WAL.

Legal Proceedings

No director or executive officer of the Company is a party to any material pending legal proceedings or has a material interest in any such proceedings that is adverse to the Company or any of its subsidiaries.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you share an address with another stockholder and have received only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, you may write or call us as specified below to request a separate copy of such materials, and we will promptly send them to you. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notices of Internet Availability of Proxy Materials or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attn: Corporate Secretary, or by calling (602) 389-3500.

Other Business

Except as described above, the Company knows of no business to come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote in accordance with the determination of a majority of the Board of Directors on such matters.

BY ORDER OF THE

BOARD OF DIRECTORS

Kenneth A. Vecchione

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: April 27, 2023

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APPENDIX A

Amendment and Restatement of the Western Alliance Bancorporation 2005 Stock Incentive Plan

WESTERN ALLIANCE BANCORPORATION

2005 STOCK INCENTIVE PLAN

(As Amended and Restated Effective April 7, 2023)

Western Alliance Bancorporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2005 Stock Incentive Plan, as amended and restated (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, employees, consultants and advisors, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights (on and after the IPO Date), restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

Furthermore, the Plan is an amendment and restatement, as of the Effective Date, of the Bankwest of Nevada 1997 Incentive Stock Option Plan and the Bankwest of Nevada 1997 Nonqualified Stock Option Plan, the Western Alliance Bancorporation 2000 Stock Appreciation Rights Plan, the Western Alliance Bancorporation 2002 Stock Option Plan, any other prior plan of the Company or a predecessor in effect prior to the Effective Date of the Plan under which stock options or other equity awards covering the Company’s Stock remain outstanding to a service provider and, as of the Restatement Effective Date, of the prior amendments and restatements of the Plan that were adopted on April 7, 2005, March 17, 2014, and April 15, 2020 and any other amendments to the Plan adopted prior to the Restatement Effective Date (the “Prior Plans”). The Plan document therefore is intended to preserve material rights and features of the Prior Plans, and should any material provision of the Plan be determined to impair the rights of a Grantee under an Award granted prior to the Restatement Effective Date of this restated Plan, the Award Agreement covering the Award shall instead be treated as including the material provision as an explicit term, but only to the extent that such material provision does not affect the Award’s exempt status under Section 409A of the Code. In this regard, as of the Restatement Effective Date and notwithstanding the absence of an automatic change in control vesting provision under this amended and restated Plan, any change in control vesting provision of a Prior Plan hereby is incorporated into the Awards outstanding as of the Restatement Effective Date and made under the applicable Prior Plan.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1    “Affiliate” means, with respect to the Company, any company or other trade or business that directly or indirectly controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2    “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.3    “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, or cash award under the Plan.

2.4    “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5    “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6    “Board” means the Board of Directors of the Company.

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2.7    “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or an Affiliate; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or an Affiliate; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

2.8    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9    “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10    “Company” means Western Alliance Bancorporation.

2.11    “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity (other than a transaction intended to change the Company’s state of incorporation, reorganize the holding company structure, or similar transaction treated as change in stock under Section 17.1), (ii) a sale of all or substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12    “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.13    “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14    “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. .

2.15    “Effective Date” means April 7, 2005, the date the Plan was originally approved by the Board.

2.16    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17    “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day, as determined by the Board) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board’s reasonable application of a reasonable valuation method.

2.18    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19    “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

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2.20    “Grantee” means a person who receives or holds an Award under the Plan.

2.21    “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22    “IPO Date” means the closing date of the first sale of Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

2.23    “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.24    “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.25    “Option Price” means the exercise price for each share of Stock subject to an Option.

2.26    “Option Proceeds” means, with respect to an Option, the sum of (i) the Option Price paid in cash, if any, to purchase shares of Stock under such Option, plus (ii) the value of all federal, state, and local deductions to which the Company is entitled with respect to the exercise of such Option determined using the highest Federal tax rate applicable to corporations and a blended tax rate for state and local taxes based on the jurisdictions in which the Company does business and giving effect to the deduction of state and local taxes for Federal tax purposes.

2.27    “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.28    “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.29    “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.30    “Plan” means this Western Alliance Bancorporation 2005 Stock Incentive Plan, as amended and restated.

2.31    “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.32    “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act

2.33     “Restatement Effective Date” means April 7, 2023, the date the Plan is approved by the Board.

2.34    “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.35    “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.36    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.37    “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.38    “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.39    “Stock” means the common stock, par value $.0001 per share, of the Company.

2.40    “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof. SARs may only be awarded under the Plan on and after the IPO Date, and during a period that the Company remains publicly traded. Notwithstanding the preceding sentence, SARs awarded under a Prior Plan on or before October 3, 2004 shall continue in effect under the Plan under the term then in effect under the Award Agreement for the respective SAR.

2.41    “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.42    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.43    “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

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2.44    “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.45    “Transition Period” means the reliance period described in Treas. Reg. Section 1.162-27(f) or a successor provision.

2.46    “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1. Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate for the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s articles of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the articles of incorporation and by-laws of the Company and applicable law.

(i)    On and after the IPO Date, except as provided in subsection (ii) hereof and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (b) comply with the independence requirements, if any, of the stock exchange on which the Stock is listed.

(ii)    Notwithstanding anything to the contrary contained herein, to the extent permitted by applicable law and the Company’s governing documents, the Board or the Committee may delegate any of the authorities of the Committee identified herein to an individual or committee of individuals (who may, but need not, serve on the Board), including without limitation the authority to grant Awards hereunder. To the extent that the Board or the Committee so delegates authority, applicable references in the Plan to the Committee’s authority to make awards and determinations with respect thereto shall be deemed to include the delegate. Notwithstanding the foregoing, the Committee will retain broad authority to administer the Plan, including the authority to make determinations with respect to awards previously granted by a delegate. The Board or the Committee, as applicable, may revoke any delegation it previously effectuated hereunder at any time, for any reason, with or without prior notice.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

3.3. Terms	of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)    designate Grantees,

(ii)    determine the type or types of Awards to be made to a Grantee,

(iii)    determine the number of shares of Stock to be subject to an Award, provided the number of shares of stock subject to an Award shall be determined prior to the Grant Date, except as otherwise provided in the Plan,

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(iv)    establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)    prescribe the form of each Award Agreement evidencing an Award, and

(vi)    amend, modify, or supplement the terms of any outstanding Award, provided that in the event such action causes an Award that is otherwise exempt from Section 409A of the Code and the guidance issued thereunder to become subject to Section 409A of the Code and the guidance issued thereunder, the Award will comply with the requirements of Section 409A of the Code and the guidance issued thereunder. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom, while remaining in compliance with, or exempt from, the requirements of Section 409A of the Code. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

3.4. Minimum	Vesting Requirements.

Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) substitute awards described in the last paragraph of Section 4 below, (ii) shares delivered in lieu of fully vested cash incentive awards, and (iii) Awards to Outside Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders); provided, that, the Board may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4 (subject to adjustment under Section 17); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Corporate Transaction, in the terms of the Award or otherwise.

3.5. Deferral	Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in writing that is intended to satisfy Section 409A of the Code, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.6. No	Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7. Book	Entry.

Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book-entry.

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4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan and any Prior Plan shall be 14,980,000. All such shares of Stock may be granted as Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.

Any Award settled in cash shall not be counted as shares of Stock for any purpose under this Plan.

If, pursuant to Section 18.3, the withholding obligation of any Grantee with respect to an Award other than an Option or SAR is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

For Options, the full number of shares of Stock with respect to which the Option is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Grantee pays the Option Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Option Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in this Section 4. In addition, for share-settled SARs, the full number of shares of Stock with respect to which the SAR is granted shall count against the aggregate number of shares available for grant under the Plan (even though a fewer number of shares of Stock may in fact be issued upon exercise).

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5.	EFFECTIVE DATE, RESTATEMENT EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective	Date; Restatement Effective Date.

The Plan was originally effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. This amendment and restatement of the Plan shall be effective as of the Restatement Effective Date, subject to approval by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Restatement Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Restatement Effective Date. If the stockholders fail to approve the Plan within one year after the Restatement Effective Date, any Awards made hereunder relating to the period on or after the Restatement Effective Date shall be null and void and of no effect.

5.2. Term.

The Plan shall terminate automatically on April 7, 2033 and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment	and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements.    No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

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6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service	Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2. Successive	Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Limitation	on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, but only after the Transition Period has expired:

(i)    the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one hundred fifty thousand (150,000) per calendar year;

(ii)    the maximum number of shares of Stock that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is three hundred thousand (300,000) per calendar year; and

(iii)    the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $5,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $15,000,000.

(iv)    the maximum amount of total compensation (including shares of Stock and cash awards) that can be awarded to or earned by any Outside Director under the Plan in any calendar year shall be $600,000. For purposes of applying the limit in the preceding sentence, any shares of Stock awarded shall be valued at the grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation-Stock Compensation. The Board may make exceptions to this limit in extraordinary circumstances for individual Outside Directors, as the Board may determine in its discretion, provided that the Outside Director receiving such additional compensation may not participate in the decision to award such compensation.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

6.4. Substitute	or Exchange Awards.

Awards granted under the Plan may, in the discretion of the Board, be granted in substitution or exchange for any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate, provided that, to the extent such substitution or exchange causes an Award that is otherwise exempt from Section 409A of the Code and guidance issued thereunder to become subject to Section 409A of the Code and the guidance issued thereunder, the Award will comply with Section 409A of the Code and the guidance issued thereunder. Such substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding anything in Section 8.1 or 9.1 below to the contrary, any Awards granted under this Section 6.4that are in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate may be granted at an Option Price or grant price, as the case may be, at least equal to the Fair Market Value of the Stock.

6.5 Option	or SAR Repricing.

Notwithstanding any other provision of the Plan, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, “full value” awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment made pursuant to Section 17.

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6.5 Compensation	Recovery (Clawbacks).

Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Grantee.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1. Option	Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Termination	from Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations	on Exercise of Option.

Notwithstanding any other provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6. Method	of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of

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whole shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number as is set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7. Rights	of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery	of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability	of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution or pursuant to a domestic relations order as referred to in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

8.10. Family	Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations	on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right	to Payment.

An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the Fair Market Value of one share of Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award.

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9.2. Other	Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1. Grant	of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2. Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3. Restricted	Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend (or legends) that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4. Rights	of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5. Rights	of Holders of Stock Units.

10.5.1.    Voting and Dividend Rights.

Holders of Stock Units shall have no right to vote any Stock promised upon settlement of the Stock Unit or to “vote” the Stock Unit. Subject to the requirements of Section 409A of the Code, if applicable, the Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

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10.5.2.    Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination	of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7. Purchase	of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8. Delivery	of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General	Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender	of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company and if so required by the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3. Cashless	Exercise.

With respect to an Option only (and not with respect to Restricted Stock) for any period that the Company is publicly traded, to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

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12.4. Other	Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend	Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award (other than an Award of Options or SARs) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board, subject to the requirements of Section 409A of the Code, if applicable. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. For the avoidance of doubt, no Dividend Equivalent Rights shall be granted with respect to Options or SARs.

13.2. Termination	of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1. Performance	Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions.

14.2. Settlement	of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee, subject to the requirements of Section 409A of the Code, if applicable. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify in writing the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3. Written	Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing.

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14.4. Status	of Awards Under Code Section 162(m).

Performance Awards and Annual Incentive Awards granted prior to November 2, 2017 to a Covered Employee and otherwise considered to be “grandfathered” under Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, shall not be subject to any amendment under this amendment and restatement of the Plan to the extent such amendment otherwise would be considered a material modification.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under the Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under the Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under the Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under the Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under the Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW

16.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            95

16.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Furthermore, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate to reflect such distribution, adjust (i) the number and kind of shares for which grants of Option and other Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, (iii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution, and/or (iv) any applicable performance goals.

17.2. Reorganization	in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3. Corporate	Transaction.

Except as otherwise provided in the applicable Award Agreement, and subject to the exceptions set forth in the last sentence of this Section 17.3and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:

(i)    all outstanding shares of Restricted Stock shall be deemed to have vested as of the day immediately prior to the occurrence of such Corporate Transaction, conditioned upon the closing of such Corporate Transaction,

(ii)    all outstanding time-based Stock Units shall be deemed to have vested, and the shares of Stock subject thereto shall be delivered, in such manner and at such time as provided in the applicable Award Agreement,

96            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

(iii)    all outstanding performance-based Stock Units shall be deemed earned and vested at the greater of the “target” performance or the “actual” level of achievement through the occurrence of such Corporate Transaction, (or other reasonably proximate date selected by the Company based on the availability of relevant data), as determined by the Company in its discretion, and the shares of Stock subject thereto shall be delivered, in such manner and at such time as provided in the applicable Award Agreement, and

(iv)    either of the following two actions shall be taken:

(A)    fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B)    the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

17.4. Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5. No	Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1. Disclaimer	of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            97

shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity	of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3. Withholding	Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. The Company or Affiliate shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements, provided that the Company or Affiliate may permit a Grantee to elect to have an additional amount withheld (up to the maximum allowed by law and to the extent allowed under Section 409A of the Code). At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4. Section	409A of the Code.

Except as otherwise provided, the terms of the Plan are intended to be exempt from Section 409A of the Code and the guidance issued thereunder (“Section 409A”). To the extent a provision of the Plan is not exempt from Section 409A, the Board may, in its sole discretion, take such steps as it deems reasonable to provide the coverage or benefits provided under the Plan so as to comply with Section 409A. An Award may be designed to be exempt from, or comply with, Section 409A. Notwithstanding anything to the contrary in the Plan or Award Agreement, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, and only to the extent any amounts or benefits payable under an Award are subject to Section 409A and triggered by a Grantee’s termination of employment, amounts that would otherwise be payable and benefits that would otherwise be provided to a specified employee (as defined in Section 409A) pursuant to the Plan during the six month period immediately following the Grantee’s separation from service (as defined in Section 409A) shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company, nor the Board, nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company, nor the Board, nor the Committee will have any liability to any Grantee for such tax or penalty.

18.5. Captions.

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

98            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

18.6. Other	Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.7. Number	and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.8. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.9. Governing	Law.

The validity and construction of the Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, to the extent not governed by federal law, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            99

APPENDIX B

NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

This proxy statement contains financial information determined by methods other than those prescribed by GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Management believes presentation of these non-GAAP financial measures provides useful supplemental information that is essential to a complete understanding of the operating results of the Company. Since the presentation of these non-GAAP performance measures and their impact differ between companies, these non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Pre-Provision Net Revenue

Bank regulations define Pre-Provision Net Revenue (“PPNR”) as the sum of net interest income and non-interest income less expenses before adjusting for loss provisions. Management believes that this is an important metric as it illustrates the underlying performance of the Company, it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through the credit cycle, and provides consistent reporting with a key metric used by bank regulatory agencies.

The following table shows the components used in the calculation of PPNR:

	Year Ended December 31,
	2022	2021
	(in millions)

Net interest income	$2,216.3	$1,548.8

Total non-interest income	324.6	404.2

Net revenue	$2,540.9	$1,953.0

Total non-interest expense	1,156.7	851.4

Pre-provision net revenue	$1,384.2	$1,101.6

Less:

Provision for (recovery of) credit losses	68.1	(21.4)

Income tax expense	258.8	223.8

Net income	$1,057.3	$899.2

100            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

Efficiency Ratio

The following table shows the components used in the calculation of the efficiency ratio, which management uses as a metric for assessing cost efficiency:

	Year Ended December 31,
	2022	2021
	(dollars in millions)

Total non-interest expense	$1,156.7	$851.4

Divided by:

Total net interest income	2,216.3	1,548.8

Plus:

Tax equivalent interest adjustment	33.7	33.3

Total non-interest income	324.6	404.2

	$2,574.6	$1,986.3

Efficiency ratio – tax equivalent basis	44.9%	42.9%

Regulatory Capital

The following table presents certain financial measures related to regulatory capital under Basel III, which includes Common Equity Tier 1 ratio (“CET1”). The Federal Reserve Bank and other bank regulators use CET1 as a basis for assessing a bank’s capital adequacy; therefore, management believes it is useful to assess financial condition and capital adequacy using this same basis.

As permitted by the regulatory capital rules, the Company elected to delay the estimated impact of Current Expected Credit Loss on its regulatory capital over a five-year transition period ending December 31, 2024. Beginning in 2022, capital ratios and amounts include a 25% reduction to the capital benefit that resulted from the increased Allowance for Credit Losses related to the adoption of ASC 326 (Financial Instruments – Credit Losses).

	December 31,
	2022	2021
	(dollars in millions)

Common equity tier 1:

Common equity	$5,097	$4,715

Less:

Non-qualifying goodwill and intangibles	672	631

Disallowed deferred tax asset	12	—

AOCI related adjustments	(664)	16

Unrealized gain on changes in fair value liabilities	4	—

Common equity tier 1	$5,073	$4,068

Divided by: Risk-weighted assets	$54,461	$44,697

Common equity tier 1 ratio	9.3%	9.1%

WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT            101

Tangible Common Equity and Return on Average Tangible Common Equity

The following tables present financial measures related to tangible common equity. Tangible common equity represents total stockholders’ equity less goodwill and intangible assets and preferred stock. Management believes that tangible common equity financial measures are useful in evaluating the Company’s capital strength, financial condition, and ability to manage potential losses.

	December 31,
	2022	2021
	(dollars and shares in millions)

Total stockholders’ equity	$5,356	$4,963

Less:

Goodwill and intangible assets	680	635

Preferred stock	295	295

Total tangible common stockholders’ equity	4,381	4,033

Plus: deferred tax – attributed to intangible assets	2	2

Total tangible common equity, net of tax	$4,383	$4,035

Total assets	$67,734	$55,983

Less: goodwill and intangible assets, net	680	635

Tangible assets	67,054	55,348

Plus: deferred tax – attributed to intangible assets	2	2

Total tangible assets, net of tax	$67,056	$55,350

Tangible common equity ratio	6.5%	7.3%

Common shares outstanding	108.9	106.6

Book value per common share	$46.47	$43.78

Tangible book value per common share, net of tax	40.25	37.84

	December 31,
	2022	2021
	(dollars in millions)

Net income available to common shareholders	$1,044.5	$895.7

Divided by:

Average stockholders’ equity	5,099.0	4,033.8

Less:

Average goodwill and intangible assets	(688.0)	(528.6)

Average preferred stock	(294.5)	(81.5)

Average tangible common equity	$4,116.5	$3,423.7

Average accumulated other comprehensive loss (income)	407.5	(56.9)

Average tangible common equity, excluding AOCI	$4,524.0	$3,366.8

Return on average tangible common equity	25.4%	26.2%

Return on average tangible common equity, excluding AOCI	23.1	26.6

102            WESTERN ALLIANCE BANCORPORATION 2023 PROXY STATEMENT

Western Alliance Bancorporation®

One East Washington Street, Suite 1400
Phoenix, Arizona 85004
(602) 389-3500 | westernalliancebank.com

Western Alliance Bank, Member FDIC, is the wholly-owned subsidiary of Western Alliance Bancorporation. Alliance Association Bank, Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank are divisions of Western Alliance Bank. AmeriHome Mortgage is a subsidiary of Western Alliance Bank. ©2023 Western Alliance Bancorporation

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/WAL • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-249-5139 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Western Alliance Bancorporation

Annual Meeting of Stockholders

For Stockholders of record as of April 17, 2023

TIME:	Wednesday, June 14, 2023 11:00 AM, Mountain Standard Time
PLACE:	One East Washington Street Suite 1400, Phoenix, AZ 85004

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Dale Gibbons and Randall Theisen, or either of them, as proxies, with full power of substitution, to vote shares of common stock of WESTERN ALLIANCE BANCORPORATION (“WAL”) owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM MST June 14, 2023, at One E. Washington St., Ste 1400, Phoenix, AZ 85004, and any adjournment or postponement thereof (“Annual Meeting”), as specified on the reverse side of this proxy card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

The undersigned also provides directions to Charles Schwab Trust Co., Trustee, to vote shares of common stock of WAL allocated to accounts of the undersigned under the WAL 401(K) Plan, and which are entitled to be voted, at the Annual Meeting, as specified on the reverse side of this proxy card.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Western Alliance Bancorporation

Annual Meeting of Stockholders

Please make your marks like this:  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2,3 AND 4

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 Bruce D. Beach	☐	☐	☐	FOR

	1.02 Kevin M. Blakely	☐	☐	☐	FOR

	1.03 Juan Figuereo	☐	☐	☐	FOR

	1.04 Paul S. Galant	☐	☐	☐	FOR

	1.05 Howard Gould	☐	☐	☐	FOR

	1.06 Marianne Boyd Johnson	☐	☐	☐	FOR

	1.07 Mary Tuuk Kuras	☐	☐	☐	FOR

	1.08 Robert Latta	☐	☐	☐	FOR

	1.09 Anthony Meola	☐	☐	☐	FOR

	1.10 Bryan Segedi	☐	☐	☐	FOR

	1.11 Donald Snyder	☐	☐	☐	FOR

	1.12 Sung Won Sohn, Ph.D.	☐	☐	☐	FOR

	1.13 Kenneth A. Vecchione	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	Approve, on a non-binding advisory basis, executive compensation.	☐	☐	☐	FOR

3.	Ratify the appointment of RSM US LLP as the Company’s independent auditor for 2023.	☐	☐	☐	FOR

4.	Approve the amendment and restatement of the 2005 Stock Incentive Plan.	☐	☐	☐	FOR

NOTE: The transaction of such other business as may properly come before the meeting or any adjournment thereof.

☐   Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date